UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a)
of the Securities Exchange Act of 1934

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ICO, INC.
(Name of Registrant as Specified in its Charter)

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1811 BERING DRIVE, SUITE 200
HOUSTON, TEXAS 77057

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, MARCH 11, 2008

The 2008 Annual Meeting of Shareholders (“Annual Meeting”) of ICO, Inc. (the “Company”) will be held at 1811 Bering Drive, Suite 200, Houston, Texas 77057, on Tuesday, March 11, 2008, beginning at 10:00 a.m., Central Standard Time, for the following purposes:

1.
to elect three Class II Directors to serve on the Board of Directors of the Company until the Company’s 2011 Annual Meeting of Shareholders, and each until their successors are elected and qualified or until their earlier resignation or removal;

2.	to consider and act upon a proposal to approve the amendment and restatement of the Fourth Amended and Restated 1993 Stock Option Plan for Non-Employee Directors of ICO, Inc.;

3.
to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008; and

4.	to transact such other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only holders of shares of common stock of record on the books of the Company at the close of business on January 15, 2008 will be entitled to vote at the Annual Meeting or any adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Annual Meeting.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, WE URGE YOU TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE.  A REPLY ENVELOPE IS PROVIDED FOR THIS PURPOSE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.  ALTERNATIVELY, CERTAIN SHAREHOLDERS MAY AUTHORIZE THEIR PROXY OR DIRECT THEIR VOTE BY TELEPHONE OR THE INTERNET AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT.  SEE “VOTING OF PROXIES” ON PAGE 1 OF THE PROXY STATEMENT FOR MORE INFORMATION.

By Order of the Board of Directors

/s/ Gregory T. Barmore	/s/ A. John Knapp, Jr.
Gregory T. Barmore	A. John Knapp, Jr.
Chairman of the Board	President and Chief Executive Officer

Houston, Texas
January 25, 2008

ICO, INC.

1811 BERING DRIVE, SUITE 200
HOUSTON, TEXAS 77057
(713) 351-4100

PROXY STATEMENT
FOR THE 2008
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MARCH 11, 2008

    This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of ICO, Inc. (the “Company”) for use at the 2008 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, March 11, 2008, beginning at 10:00 a.m., Central Standard Time, at 1811 Bering Drive, Suite 200, Houston, Texas 77057, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in this Proxy Statement and the accompanying Notice of 2008 Annual Meeting of Shareholders.  The approximate date on which this Proxy Statement, the Notice of 2008 Annual Meeting and the enclosed form of proxy are first being sent to shareholders is January 30, 2008.

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

Voting of Proxies

Shares of the Company’s common stock, no par value (“Common Stock”), represented at the Annual Meeting by an executed and unrevoked proxy in the form enclosed, will be voted in accordance with the instructions contained therein.  If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board of Directors knows of no other matters to be presented at the Annual Meeting.  If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies.  The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Annual Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

You may submit your proxy by mail (in the enclosed postage-prepaid envelope).  In addition, certain shareholders may also submit their proxies by telephone or the Internet, as described below.  Please note that the following procedures are not available to all shareholders.  The procedures applicable to your shares may differ depending on whether you hold your shares of record, in the Company’s 401(k) plan or in a brokerage account.

If your shares are registered in your name with Computershare Investor Services, LLC, the Company’s transfer agent and registrar (“Computershare”), or your shares are held in the Company’s 401(k) plan, you may authorize a proxy for or vote such shares by telephone or the Internet:

•
Telephone:  You may authorize a proxy for or vote your shares by telephone by calling toll free 1 (800) 652-VOTE (8683) within the United States, Canada and Puerto Rico at any time on a touch tone telephone and following the instructions provided on the recorded message.  There is no charge to you for the telephone call.

•	Internet: You may authorize a proxy for or vote your shares via the Internet by accessing www.investorvote.com and following the steps outlined on the secured website.

If your shares are registered in your name with Computershare or your shares are held in the Company’s 401(k) plan, proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Standard Time, on March 11, 2008.

Please note that if your shares are held in a brokerage account, the availability of voting by telephone or the Internet will depend upon the voting processes of your broker.  Therefore, you should either contact your broker directly and/or follow the voting procedures in the materials you receive.  If your broker permits voting by telephone or the Internet, the submission of your proxy by such means will not affect your right to revoke such proxy as described below.  If your shares are not held in a brokerage account, you must submit your proxy by mail, telephone, the Internet or vote in person at the Annual Meeting.

The submission of your proxy by telephone or the Internet will not affect your right to revoke such proxy as described below or to vote in person if you decide to attend the Annual Meeting.

Revocability of Proxies

Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is exercised by (i) submitting to the Corporate Secretary of the Company a duly executed proxy bearing a later date, (ii) delivering to the Corporate Secretary of the Company a written notice of revocation, (iii) submitting a revised proxy by telephone or the Internet as described above or (iv) attending the Annual Meeting and voting in person.  All written notices of revocation and other communications to the Company with respect to revocation of proxies should be sent to: ICO Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057, Attention: Corporate Secretary.  Any shareholder whose shares are registered in his or her name with Computershare or whose shares are held in a brokerage account must contact his or her broker or Computershare, as applicable, to revoke his or her proxy.

Solicitation of Proxies

The solicitation of proxies on behalf of the Board of Directors may be conducted by mail, in person or by telephone, by email or by facsimile communication.  Officers and employees of the Company may solicit proxies, but they will not receive additional compensation for such services.  Upon request, the Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock.

Annual Report

The Company’s Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2007, as filed with the Securities and Exchange Commission (the “SEC”) on December 11, 2007, accompanies but does not constitute part of this proxy statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock on the books of the Company at the close of business on January 15, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  As of January 15, 2008, there were 27,347,998 shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company.  A majority of the outstanding shares of Common Stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.  Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists.  Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company.

Directors will be elected by a plurality of the votes cast in person or by proxy.  Accordingly, the three Class II nominees receiving the highest number of votes cast by the holders of Common Stock will be elected.  There will be no cumulative voting in the election of directors.  A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.  A broker non-vote occurs when a broker or other nominee of shares does not have discretionary authority to vote the shares and has not received voting instructions from its customer with respect to a particular matter.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting is required to approve the amendment and restatement of the Fourth Amended and Restated 1993 Stock Option Plan for Non-Employee Directors of ICO, Inc. (the “Director Plan”) and to ratify the appointment of the independent registered public accounting firm.  The proposal to approve the amendment and restatement of the Director

Plan is a “non-discretionary” item, meaning that brokers who hold shares in an account for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers.  Abstentions and broker non-votes will not count as votes for or against the proposal and will not be included in calculating the number of votes necessary for approval of such matter.

Any other matters that come before the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, and voted for or against the matter.  Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on such other matters.

    If you have any questions, or need any assistance in voting your shares, please call the Company’s Corporate Secretary at 1 (713) 351-4100.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine directors.  In accordance with the Company’s Amended and Restated Bylaws, members of the Board of Directors are divided into three classes:  Class I, Class II and Class III.  The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election.  The term of office of the current Class II directors expires at the Annual Meeting.  The terms of the current Class I and Class III directors expire at the annual meeting of shareholders in 2010 and 2009, respectively.

The Board of Directors has approved the nominations of Daniel R. Gaubert and Warren W. Wilder to fill two of the three expiring Class II director positions.  Messrs. Gaubert and Wilder currently serve as Class II directors.  John F. Gibson, who currently serves as a Class II director, will not be running for re-election as a Class II director.  Accordingly, the Board of Directors has approved the nomination of Kumar Shah for election as a Class II director.  If elected at the Annual Meeting, the three Class II nominees will serve until the annual meeting of shareholders in 2011.

Jon C. Biro, who previously served as a Class III director, resigned from the Board of Directors effective January 11, 2008.  On January 23, 2008, the Board of Directors elected Max W. Kloesel, effective January 24, 2008, to fill the Class III director vacancy created by Mr. Biro’s resignation.  In accordance with Texas law and the Company’s Amended and Restated Bylaws, a director appointed by the Board of Directors to fill a vacancy in the Board may serve for a term continuing until the next election of directors by shareholders.  Accordingly, Mr. Kloesel will serve until the annual meeting of shareholders in 2009.

If the three nominees for Class II director are elected at the Annual Meeting, the composition of the Board of Directors will be three Class I directors, three Class II directors and three Class III directors.

The three Class II nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting will be elected.  Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees.  If the authority to vote for the election of directors is withheld as to one or more, but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.  All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the Board of Directors.  A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

Nominees for Election

The following table sets forth the name, age and positions with the Company of each nominee for election as a director of the Company:

Name	Age	Position with the Company

Daniel R. Gaubert	58	Class II Director
Kumar Shah	57	Nominee for Class II Director
Warren W. Wilder	50	Class II Director

Daniel R. Gaubert.  Mr. Gaubert was first elected to the Board of Directors in July 2006 and is a member and the Chairman of the Audit Committee.  Mr. Gaubert served as Chief Accounting Officer of Kellogg Brown and Root, an engineering, construction and services company (“KBR”), from May 2003 until May 2005, and served as a consultant to KBR until June 2006.  Prior to his employment with KBR, Mr. Gaubert served in various capacities at McDermott International Inc., an engineering and construction company, including as Chief Financial Officer, from 1996 to 2001.  Mr. Gaubert has over 30 years of experience in operational and corporate accounting, tax, finance and audit functions.

Kumar Shah.  Mr. Shah is currently an independent advisor and consultant to private equity firms in the evaluation of mergers and acquisitions of specialty chemical companies.  From 2005 to 2007, Mr. Shah provided exclusive independent advisory services to Bear Stearns Merchant Banking Partners, an institutional private equity fund. From 2001 to 2004, Mr. Shah was a Senior Vice President of Corporate and Business Development for Noveon International Corporation (now a division of Lubrizol), a producer of polymers and specialty additives.  Mr. Shah has over 28 years experience in management, strategic planning and business development in the chemicals industry. He currently serves on the board of directors of two privately-held companies:  Premium Molding, Inc., in the plastics blow molding business, and Theraject, Inc., in the business of developing drug delivery devices.  Mr. Shah received an MBA in Finance and International Business from New York University, a Masters of Science degree in Polymer Science from the Polytechnic Institute of Brooklyn and a Bachelor of Technology degree in Chemical Engineering from the Indian Institute of Technology, Bombay.

Warren W. Wilder.  Mr. Wilder was first elected as a Class II director in July 2006 and is a member of the Compensation Committee and the Governance and Nominating Committee.  Mr. Wilder currently serves as Senior Vice President – Olefins for Westlake Chemical Corporation.  Prior to joining Westlake Chemical Corporation in January 2000, Mr. Wilder was an executive with Koch Industries, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE
NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

Continuing Directors and Executive Officers

The following table sets forth certain information with respect to the Company’s Class I and Class III directors, whose terms of office do not expire at the Annual Meeting, and certain executive officers of the Company and its subsidiaries:

Name	Age	Position with the Company

Directors:

Gregory T. Barmore	66	Class I Director and Chairman of the Board of the Company
Eric O. English	49	Class III Director
David E.K. Frischkorn, Jr.	56	Class III Director
A. John Knapp, Jr.	56	Class I Director and President and Chief Executive Officer of the Company

Name	Age	Position with the Company
Max W. Kloesel	67	Class III Director and Senior Vice President of Bayshore Industrial, L.P.
Charles T. McCord, III	67	Class I Director

Executive Officers who are not also directors:

Stephen E. Barkmann	48	President of the Company’s Bayshore Industrial division
Donald E. Parsons	37	President of the Company’s ICO Polymers North America division
Dario E. Masutti	47	President of the Company’s ICO Asia Pacific division
Derek R. Bristow	47	President of the Company’s ICO Europe division
Charlotte Fischer Ewart	40	General Counsel and Secretary of the Company
Bradley T. Leuschner	36	Chief Financial Officer and Treasurer of the Company

Directors

Gregory T. Barmore.  Mr. Barmore has been Chairman of the Board since October 2005, and has served on the Board of Directors since June of 2004.  He is a Class I director and is also a member of the Audit Committee and the Governance and Nominating Committee.  Mr. Barmore has served on the board of directors of NovaStar Financial, Inc., a specialty finance company, since 1996.  He also serves on the board of directors of Thos. Moser Cabinetmakers (a privately held corporation).  In addition, Mr. Barmore serves on the Board of Trustees of Bennett College, The Maine Maritime Museum and The Maine Island Trail Association.  Mr. Barmore retired in 1997 as Chairman and Chief Executive Officer of General Electric Capital Mortgage Corporation, a subsidiary of General Electric Capital Corporation, and held numerous executive level positions within the General Electric family of companies (“GE”) after commencing employment with GE in 1966.

Eric O. English.  Mr. English has served on the Board of Directors since June 2004.  He is a Class III director, a member and the Chairman of the Governance and Nominating Committee and a member of the Compensation Committee.  Mr. English has been a partner with Resolution Strategies LLP (formerly Resolution Counsel L.L.P.) since September 2003, a boutique legal firm specializing in the resolution of significant business disputes.  Mr. English served as the Senior Vice President of Legal Affairs for Hollywood Entertainment Corporation, a movie and video game rental entertainment company, from August 1999 to August 2004.

David E. K. Frischkorn, Jr.  Mr. Frischkorn has served on the Board of Directors since March 2002.  He is a Class III director, a member and the Chairman of the Compensation Committee and a member of the Audit Committee.  Mr. Frischkorn has been the Vice Chairman-Corporate Finance of Dahlman Rose & Company LLC, a New York-based investment bank, since November 2004.  Mr. Frischkorn was previously a Managing Director of the Energy Group of Jefferies & Co., an investment bank, from 1996 to February 2003.

A. John Knapp, Jr.  Mr. Knapp has been the President and Chief Executive Officer of the Company since October 2005, and has served on the Company’s Board of Directors since April 2001.  He is a Class I director.  He has also been President of Andover Group, Inc., a Houston-based private real estate investment and development company, for more than the past five years.  In addition, he has acted as a private investor in venture capital transactions for more than the past five years.  In October of 2007 Mr. Knapp joined the board of directors of Eagle Geophysical, Inc., a provider of geophysical services, and currently serves as its Chairman.

Max W. Kloesel.  Mr. Kloesel was elected by the Board of Directors as a Class III director in January 2008 to fill the vacancy created by the resignation of Jon C. Biro, a former Class III director who resigned from the Board effective January 11, 2008.  Mr. Kloesel is a Senior Vice President of Bayshore Industrial, a subsidiary and division of the Company (“Bayshore Industrial”).  Mr. Kloesel has been with Bayshore Industrial since August 1983.  Prior to his employment with Bayshore Industrial, Mr. Kloesel held positions at Southwest Chemical Services (now a division of PolyOne Corporation) and The Dow Chemical Company.

Charles T. McCord, III.  Mr. McCord has served on the Board of Directors since April 2001.  He is a Class I director and a member of the Audit Committee and Governance and Nominating Committee.  Mr. McCord has been the General Partner of McCord Production, Ltd., a Houston-based private energy exploration, production and investment company, for more than the past five years.

Executive Officers Who Are Not Also Directors

Stephen E. Barkmann.  Mr. Barkmann has been employed as the President of Bayshore Industrial since March 1999, after joining Bayshore Industrial as General Manager in June 1998.  In these capacities, Mr. Barkmann has had primary responsibility for the business operations and management of the Company’s Bayshore Industrial division since he joined the Company.

Donald E. (“Eric”) Parsons.  Mr. Parsons has been employed as President of the Company’s ICO Polymers North America division (“IPNA”) since December 2004.  In this capacity, he oversees the Company’s polymers processing division in the United States (which business does not include the Company’s Bayshore Industrial division).  Mr. Parsons began his employment with IPNA in 1994.  Most recently, he served as the Senior Vice President of Operations from October 2000 to December 2004, the Eastern Regional Manager from July 1999 to October 2000 and the Plant Manager of IPNA’s New Jersey facility from December 1996 to July 1999.

Dario E. Masutti.  Mr. Masutti, who serves as President of the Company’s ICO Asia Pacific division, has primary responsibility for the Company’s Asia Pacific division which includes the Company’s New Zealand, Australian, Malaysian and U.A.E operations.  Mr. Masutti has had primary responsibility for the business operations and management of the Company’s New Zealand and Australian operating subsidiaries since March 1998.  He also has had oversight responsibility for the Company’s Malaysian operating subsidiary since the Company’s acquisition of the Malaysian business in 2000 and the Company’s operating subsidiary in the U.A.E. since its acquisition by the Company in 2007.

Derek R. Bristow.  Mr. Bristow has been employed as President of the Company’s ICO Europe division since May 2004.  In this capacity, he oversees the Company’s European division, which includes the Company’s French, Italian, British and Dutch operations.  In addition, Mr. Bristow has also served as Managing Director of the Company’s Italian subsidiary, ICO Polymers Italy S.r.l., since July 2003, in which capacity he directly oversees the Company’s Italian operations.  Mr. Bristow previously served as Marketing and Operations Manager of the Company’s New Zealand operating subsidiary from August 1998 to July 2003.

Charlotte Fischer Ewart.  Ms. Ewart has been employed as General Counsel of the Company since June 2001, and in addition, as the Company’s Corporate Secretary since April 2002.  Ms. Ewart served as Associate General Counsel of the Company from August 1999 to June 2001.

Bradley T. Leuschner.  Mr. Leuschner, a certified public accountant, has been employed as the Chief Financial Officer and Treasurer of the Company since January 2008, after serving as the Company’s Chief Accounting Officer since April 2002.  From April 1999 to April 2002, Mr. Leuschner served as Senior Vice President and Controller of IPNA, after serving as Vice President and Controller of IPNA since September 1996.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD

Meetings of the Board of Directors

The Board of Directors currently consists of nine directors. During the fiscal year ended September 30, 2007 (“Fiscal Year 2007”), the number of formal meetings of the Board of Directors and committees thereof was as follows:

Board of Directors/Committee	Number of Formal Meetings

Board of Directors	5
Audit Committee	6
Compensation Committee	4
Governance & Nominating Committee	1

Each of the committees also meets informally throughout the year and communicates via telephone conferences or other electronic means.  Each director attended all meetings of the Board of Directors and meetings of the committees on which he served, except that Mr. Barmore did not attend one of the Audit Committee meetings and Mr. English did not attend one of the Compensation Committee meetings.  Other than the Chairman of the Board and the Chief Executive Officer, directors were not required to attend the Company’s 2007 Annual Meeting of Shareholders.  The Chairman of the Board and the Chief Executive Officer plan to attend the Company’s 2008 Annual Meeting of Shareholders and local directors are encouraged, but are not required, to attend.

Committees of the Board

The Board of Directors has established three standing committees:  an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.  Each committee is briefly described below:

Audit Committee.  The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, the Company’s internal controls and the Company’s audit, accounting and financial reporting processes generally.  The Audit Committee recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm after considering such firm’s independence and performance.  The Audit Committee also pre-approves auditing services and permitted non-auditing services, including fees paid to the Company’s independent registered public accounting firm.  In addition, the Audit Committee reviews with the Company’s internal auditors the internal audit organization and internal audit goals and plans of the Company.  The Audit Committee also discusses the findings and recommendations resulting from internal audits and any recommendations regarding enhancements to the Company’s internal audit functions.

Pursuant to the charter of the Audit Committee, the Audit Committee must consist of at least three directors who meet the independence and experience requirements of the NASDAQ Global Market™.  The members of the Audit Committee, Messrs. Barmore, Frischkorn, Gaubert and McCord, with Mr. Gaubert serving as Chairman, all satisfy the applicable independence requirements.  The Board of Directors has also determined that Messrs. Barmore, Gaubert and Frischkorn each have the requisite attributes of an “audit committee financial expert” as defined by SEC regulations.

Compensation Committee.  The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company’s executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters.  The Compensation Committee also administers the Company’s equity incentive plans and has the authority to make awards of stock options and restricted shares to employees of the Company under such plans.

Pursuant to the charter of the Compensation Committee, the Compensation Committee must consist of at least three directors who meet the independence requirements of the NASDAQ Global Market™, federal securities laws and Section 162(m) of the Internal Revenue Code of 1986, as amended.  The members of the Compensation Committee, Messrs. English, Frischkorn, Gibson and Wilder, with Mr. Frischkorn serving as Chairman, all satisfy the applicable independence requirements.

Governance and Nominating Committee. The Governance and Nominating Committee is responsible for assisting the Board of Directors in identifying and evaluating qualified candidates to serve as nominees for directors and recommending such candidates to the Board, advising the Board about the appropriate composition of the Board and its committees, and assisting the Board in developing, reviewing, and implementing corporate governance practices.

Pursuant to the charter of the Governance and Nominating Committee, the Governance and Nominating Committee must consist of at least three directors who meet the independence requirements of the NASDAQ Global Market™. The members of Governance and Nominating Committee, Messrs. Barmore, English, McCord and Wilder, with Mr. English serving as Chairman, all satisfy the applicable independence requirements.

Committee Charters

The Board of Directors has adopted an Audit Committee Charter, a Compensation Committee Charter, and a Governance and Nominating Committee Charter, all of which are available on the Company’s website located at www.icopolymers.com.  A copy of each of these charters may also be obtained at no charge by written request to the Company at: ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057, Attention:  Corporate Secretary.

Director Independence

The Board of Directors has determined that the following directors and director nominee satisfy the independence criteria of the NASDAQ Global Market™:  Gregory T. Barmore, Charles T. McCord III, Eric O. English, David E.K. Frischkorn, Jr., Daniel R. Gaubert, Kumar Shah and Warren W. Wilder.  The Board of Directors also has determined that none of these individuals has a material relationship with the Company which would impair his independence from management or otherwise compromise his ability to act as an independent director.

Director Nominees

The Governance and Nominating Committee’s responsibilities include assisting the Board of Directors by identifying individuals qualified to become Board members, and recommending to the Board director nominees for election at the annual meetings of shareholders or to fill vacancies.  From time-to-time throughout the year candidates for non-employee directors are recommended to the Governance and Nominating Committee by multiple sources, including non-management directors, the chief executive officer, management, and shareholders.  The Governance and Nominating Committee evaluates all candidates based on the same criteria, including, among other factors: the person’s reputation, integrity and independence; the person’s skills and business, government, or other professional acumen, bearing in mind the current composition of the Board of Directors, and the current state of the Company and the industry generally at the time of determination; the number of other public companies for which the person serves as director; and the availability of the person’s time and commitment to the Company.  Two of the current nominees for director, Messrs. Gaubert and Wilder, are standing members of the Board of Directors.  In the case of Kumar Shah, who was referred by an industry representative, in recommending his nomination, the Governance and Nominating Committee took into account, among other things, his relevant industry, management, strategic planning, and business development experience.

Shareholders seeking to recommend director candidates for consideration by the Governance and Nominating Committee may do so by writing to the Company’s Corporate Secretary, 1811 Bering Drive, Suite 200, Houston, Texas 77057, and providing the recommended candidates’ names, biographical data, and qualifications.  The Governance and Nominating Committee will consider all candidates submitted by shareholders within the time period set forth specified below under the heading “Date for Submission of Shareholder Proposals for 2009 Annual Meeting”.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to promote effective governance of the Company.  The Corporate Governance Guidelines are available on the Company’s website located at www.icopolymers.com.  A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to the Company at: ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057, Attention:  Corporate Secretary.

Code of Business Ethics

The Company has adopted a Code of Business Ethics for all directors, officers and employees of the Company and its subsidiaries.  The Code of Business Ethics is available on the Company’s website located at www.icopolymers.com.  Any waiver or material amendments to the Code of Business Ethics will be posted on the Company’s website, as required by the federal securities laws.  A copy of the Code of Business Ethics may also be obtained at no charge by writing to the Company at: ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057, Attention:  Corporate Secretary.

Shareholder Communications with the Board

The Company encourages shareholder communications with the Board of Directors, committees thereof and/or individual directors.  Written communications may be made to the Board of Directors, a committee thereof and/or individual directors by delivering such communications to the intended addressee, care of the Corporate Secretary, ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057. Communications submitted by shareholders will be reviewed by the Company to ensure they relate to the business of the Company. Communications determined not to relate to the business of the Company, or which are frivolous, offensive or otherwise inappropriate for consideration by the Board of Directors, will not be forwarded to the Board of Directors.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

    The Company uses a combination of cash and stock-based incentive compensation to attract and retain highly qualified individuals to serve as members of the Board of Directors. Directors who are also employees of the Company do not receive any additional compensation for their services on the Board of Directors.  The Compensation Committee periodically reviews non-employee director compensation and recommends changes (if appropriate) to the full Board of Directors.

Directors’ Fees

    Non-employee directors received the following cash compensation during the Fiscal Year 2007 and during the time period October 1, 2007 to December 31, 2007:

•	An annual retainer in the amount of $20,000 paid quarterly;
•	A payment in the amount of $1,000 for attendance at each meeting of the Board of Directors; and
•	A payment in the amount of $1,000 for attendance at each formal committee meeting.

In addition, the Chairmen of the Audit, Compensation and Nominating Committees each received an annual retainer in the amount of $5,000, payable quarterly.  The Chairman of the Board also received an additional annual retainer in the amount of $10,000, payable quarterly, plus $1,000 per diem for each day the Chairman spent out of town on Company business and for which he did not receive a customary Board of Director meeting fee.

Effective January 1, 2008, the cash compensation to be received by non-employee directors is as follows:

•	An annual retainer in the amount of $30,000 paid quarterly;
•	A payment in the amount of $1,500 for attendance at each meeting of the Board of Directors; and
•	A payment in the amount of $1,500 for attendance at each committee meeting.

In addition, effective as of January 1, 2008:  The Chairman of the Audit Committee receives an annual retainer in the amount of $20,000, payable quarterly in advance.  The Chairmen of the Compensation Committee and the Governance and Nominating Committee each receive an annual retainer in the amount of $10,000, payable quarterly in advance.  The Chairman of the Board receives an annual retainer in the amount of $25,000, payable quarterly in advance.  The Chairman of the Board will continue to receive an additional $1,000 per diem for each day he spends out of town on Company business and for which he does not receive a customary Board of Directors meeting fee.

Any director of the Company who lives out of town from where a Board of Directors meeting is held receives reimbursement of his travel expenses to attend such meetings.

Stock Option Program for Non-Employee Directors

Each non-employee director is also a participant in the Fourth Amended and Restated 1993 Stock Option Plan for Non-Employee Directors of ICO, Inc.  (the “Director Plan” as defined above) (which plan is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q that was filed with the SEC on August 7, 2006).  Pursuant to the Director Plan, on the first business day after each annual meeting of shareholders (and on the date when a non-employee director is first elected or appointed to the Board if other than at an annual meeting of shareholders), each non-employee director is awarded stock options to purchase 5,000 shares of Common Stock at a price equal to the fair market value (as defined in the Director Plan) of such shares on the date of the award.  Following the 2007 Annual Meeting of Shareholders, stock options to purchase 5,000 shares of Common Stock at an exercise price of $5.98 per share were awarded to each of Messrs. Barmore, English, Frischkorn, Gaubert, Gibson, McCord and Wilder.

The Director Plan also provides for discretionary stock option awards.  As of the date of this proxy statement, the Board of Directors has made only one such discretionary award to a non-employee director.  On November 18, 2005, the Board of Directors approved an award of stock options to Mr. Barmore, the Chairman of the Board, to purchase 60,000 shares of Common Stock.  All 60,000 stock options awarded to Mr. Barmore are non-qualified stock options, all of which have vested.  The exercise price for each of these 60,000 stock options is $2.40 per share, which was the fair market value of such shares on the date of award.

The Board of Directors has approved amendments to the Director Plan that provide, among other things, for the award of restricted stock.  As noted above, the Director Plan currently provides for the discretionary award of stock options and the automatic award of 5,000 stock options to non-employee directors on the first business day after each annual meeting of shareholders (and on the date when a director is first elected or appointed to the Board if other than at an annual meeting of shareholders). As proposed to be amended and restated, the Director Plan eliminates the automatic award of stock options on an annual basis to non-employee directors.  However, the Board of Directors intends to make annual awards of restricted shares to non-employee directors in lieu of the automatic stock options currently awarded to non-employee directors under the Director Plan, all as more fully discussed under Proposal 2 herein.  The ability to award discretionary stock options will not be eliminated by the proposed amendments.

The proposed amendments to the Director Plan must be approved by the shareholders of the Company at the Annual Meeting in order to become effective.  For additional information, please refer to Proposal 2 herein.

Director Summary Compensation Table

The following table summarizes the compensation paid to non-employee directors for Fiscal Year 2007.

Director Compensation for 2007(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)(3) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Gregory T. Barmore	48,000	--	41,236(5)	--	--	--	89,236
Eric O. English	34,000	--	14,914(6)	--	--	--	48,914
David E. K. Frischkorn, Jr.	40,000	--	14,914(6)	--	--	--	54,914
Daniel R. Gaubert	37,000	--	21,108(7)	--	--	--	58,108
John F. Gibson	29,000	--	14,914(6)	--	--	--	43,914
Max W. Kloesel(8)	180,000	--	8,377(9)	50,000	--	10,839(10)	249,216
Charles T. McCord, III	32,000		14,914(6)	--	--	--	46,914
Warren W. Wilder	30,000	--	21,108(7)	--	--	--	51,108

___________________

(1)
Employee directors do not receive any additional compensation for serving on the Board of Directors. Accordingly, the compensation of Messrs. Knapp and Biro is reflected in the Summary Compensation Table for 2007 on page 26.

(2)	Represents the amount of cash compensation earned in Fiscal Year 2007 for Board of Director and committee service, including for service as Chairman of the Board or a committee.
(3)
Represents the dollar amount of stock option compensation recognized for financial statement reporting purposes with respect to Fiscal Year 2007 for the fair value of stock options awarded in Fiscal Year 2007 and prior fiscal years, in accordance with FAS No. 123R. The fair value was estimated using the Black-Scholes model. Assumptions made in the valuation of stock-based compensation awards are discussed in Note 12 of the Company’s audited financial statements for Fiscal Year 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 11, 2007.  These amounts reflect the Company’s accounting expense for these stock option awards, and do not correspond to the actual value that will be recognized by the directors.

(4)
At September 30, 2007, the total number of outstanding stock options awarded as non-employee director compensation and held by each non-employee director was: Mr. Barmore, 80,000 options; Mr. English, 20,000 options; Mr. Frischkorn, 30,000 options; Mr. Gaubert, 10,000 options; Mr. Gibson, 25,000 options; Mr. McCord, 35,000 options and Mr. Wilder, 10,000 options. Max W. Kloesel, an employee director, held 7,500 outstanding stock options at September 30, 2007. For the total number of stock options held at September 30, 2007 by employee directors who are also Named Executive Officers (Messrs. Biro and Knapp), refer to the Outstanding Equity Awards at Fiscal Year-End for 2007 Table on page 29.

(5)
This amount is based on two separate awards on November 18, 2005 totaling 40,000 stock options and an award of 5,000 stock options on March 6, 2007. The fair value of each of the stock options awarded on November 18, 2005 was $1.32. The fair value of each of the stock options awarded on March 6, 2007 was $2.98.

(6)	This amount is based on an award of 5,000 stock options on March 6, 2007. The fair value of each stock option awarded was $2.98.
(7)
This amount is based on an award of 5,000 stock options on January 1, 2007 and an award of 5,000 stock options on September 7, 2007. The fair value of each of the stock options awarded on January 1, 2007 was $2.48. The fair value of each of the stock options awarded on September 7, 2007 was $2.98.

(8)
Employee directors do not receive any additional compensation for serving on the Board of Directors. Mr. Kloesel is an employee of Company’s Bayshore Industrial division.  He is not, however, an executive officer or Named Executive Officer (as defined herein) of the Company and therefore his compensation is not reflected elsewhere in this proxy statement.  Accordingly, his compensation for Fiscal Year 2007 is presented in this table, which represents the compensation he received in his capacity as an employee of the Company’s Bayshore Industrial division.

(9)	This amount is based on four separate awards on May 3, 2006 totaling 10,000 stock options, an award of 1,800 stock options on January 21, 2005 and an award of 2,100 stock options on May 25, 2005. The fair value of each of the stock options awarded on May 3, 2006 was $2.72. The fair value of each of the stock options awarded on January 21, 2005 was $2.38. The fair value of each of the stock options awarded on May 25, 2005 was $1.36.
(10)
Consists of 401(k) Plan matching contributions of $7,677, payment of the premium on a health insurance policy for the benefit of Mr. Kloesel of $3,030 and payment of the premium on a life insurance benefit policy for the benefit of Mr. Kloesel of $132. These payments and contributions were made to or on behalf of Mr. Kloesel pursuant to certain health, welfare and retirement savings benefit plans in which all eligible employees of the Company are entitled to participate.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation programs, and administers the Company’s equity incentive plans.  The members of the Compensation Committee are Messrs. Frischkorn (Chairman), English, Gibson and Wilder, each of whom the Board of Directors has determined to be an independent director, as defined in the listing requirements of the NASDAQ Global Market™.  This discussion and analysis describes the components of the Company’s compensation program for its Named Executive Officers and describes the basis on which the compensation determinations for the Fiscal Years 2007 and 2008 were made by the Compensation Committee with respect to such officers.

The Company’s “Executive Leadership Team” (“ELT”) is the group of executives with primary oversight responsibility for the Company’s management.  The ELT consists of six individuals:

•	The Chief Executive Officer and President (“CEO”): A. John Knapp, Jr., who was appointed CEO on October 1, 2005.

•
The Chief Financial Officer and Treasurer (“CFO”):  Jon C. Biro served as CFO until the effective date of his resignation, January 11, 2008.  Bradley T. Leuschner was appointed CFO effective January 11, 2008.

•	The four “Business Unit Presidents,” namely:

o	Stephen E. Barkmann, President of the Company’s Bayshore Industrial division.
o	Derek R. Bristow, President of the Company’s ICO Europe division.
o	Dario E. Masutti, President of the Company’s ICO Asia Pacific division.
o	Donald E. (“Eric”) Parsons, President of the Company’s ICO Polymers North America division.

The “Named Executive Officers” of the Company, as indicated in the Summary Compensation Table for 2007 on page 26, are the members of the ELT identified above, excluding only Mr. Parsons.  Any comments in this discussion and analysis regarding the objectives and structure of the Business Unit Presidents’ compensation equally apply to all four of the Business Unit Presidents, including Mr. Parsons.

Mr. Leuschner served as the Company’s Chief Accounting Officer immediately prior to his appointment as CFO.  Accordingly, Mr. Leuschner has been included in this discussion and analysis for the sake of completeness and full disclosure.

Compensation Philosophy and Objectives

The primary goals of the Compensation Committee with respect to executive compensation are to: (i) attract, motivate and retain strong executive talent; (ii) encourage financial and operational performance by executive management; and (iii) align executive compensation with shareholder value creation.  Each element of executive compensation is designed to simultaneously fulfill one or more of these goals.  These compensation elements consist of base salary, annual performance compensation, and long-term equity incentive compensation, as more specifically described below.  The Named Executive Officers are also entitled to participate in standard health, welfare, and retirement savings plans to the extent available to the Company’s other employees.  The Compensation Committee believes that the Company’s executive compensation programs are properly balanced to provide appropriate motivation for both the executives in the field and in the corporate office.

Compensation Objectives

Attract, Motivate and Retain.  The Compensation Committee believes that its total executive compensation package payout opportunities serve to attract, motivate and retain strong, talented executive officers, including its Named Executive Officers.  The Compensation Committee believes that the combination of the three key elements of executive compensation serve to motivate and encourage continued service of the Named Executive Officers.  These three elements are:

•	a base salary that is periodically adjusted to reflect an individual’s management experience and effectiveness over time (“Base Salary”);

•
incentive compensation in the form of an annual cash bonus tied to specific performance measures and subjective factors, with significant payout potential if targets are achieved (“Annual Incentive Bonus”); and

•	periodic long-term equity compensation awards of stock options or restricted stock, with vesting schedules designed to promote retention (“Equity Compensation”).

The Base Salary element is designed to provide reasonable, but not excessive, base pay compensation for ongoing efforts, management experience and effectiveness and demonstrated leadership ability.  The Annual Incentive Bonus element is designed to reward annual achievements, and be commensurate with each Named Executive Officer’s scope of responsibility.  The Equity Compensation element is intended to reward performance, but also to incentivize longer-term performance and results, and to serve as a retention tool.

Prior to March 2007, stock options were the only form of Equity Compensation available for awards to the Company’s employees, including Named Executive Officers.  In March 2007, the shareholders of the Company approved an amendment and restatement of the Company’s Fourth Amended and Restated 1998 Stock Option Plan (now known as the Second Amended and Restated 2007 Equity Incentive Plan, and hereinafter referred to as the “2007 Employee Plan”) to, among other things, provide for the award of restricted shares.  Following the March 2007 amendment and restatement of the 2007 Employee Plan, Equity Compensation for Named Executive Officers has been in the form of restricted shares rather than stock options.  For the foreseeable future, the Compensation Committee’s intention is to continue to award restricted shares instead of stock options as Equity Compensation, in part because restricted share awards result in less dilution to the Common Shareholders.

Performance.  The amount of executive compensation for each Named Executive Officer is designed to reflect his continued high performance, including the performance of the business unit or other areas of responsibility of the Named Executive Officer.  The key elements of compensation that depend upon the Named Executive Officer’s performance are:

•	the Annual Incentive Bonus; and

•	Equity Compensation.

Alignment with Shareholders. The Compensation Committee seeks to directly link a significant portion of executive compensation to the enhancement of shareholder value.  The key elements of executive compensation that align the interests of the Named Executive Officers with those of the shareholders of the Company are:

•	Equity Compensation, which ties a portion of executive compensation directly to shareholder value because the value of these awards depends upon the appreciation of shares of the Common Stock; and

•
for the Company’s U.S.-based employees, including those who are Named Executive Officers, the Company matches employee salary deferrals to the Company’s retirement savings plan established pursuant to Internal Revenue Code Section 401(k) (the “401(k) Plan”) up to an amount equal to 4% of the employee’s base salary, which directly links a portion of executive compensation to shareholder value because the Company match is in the form of shares of Common Stock.

Implementing the Compensation Objectives

Determining Compensation.  The Compensation Committee reviews the performance of the Company and carefully considers each Named Executive Officer’s performance and scope of responsibility in making decisions about whether to materially increase or decrease an executive’s compensation.  Specific factors affecting compensation decisions for Named Executive Officers include:

•
Evaluation of the executive’s performance on strategic initiatives within the executive’s scope of responsibility, as well as the executive’s contributions toward achieving strategic Company-wide objectives;

•	The overall performance of the Company during the fiscal year, considering factors including the Company’s consolidated operating income, return on invested capital and return on equity;

•
With regard to the Named Executive Officers who are Business Unit Presidents, evaluation of performance of the business units under their control against the key financial measurements of operating income, return on invested capital and investment turnover;

•	With regard to the CFO, success in controlling corporate expenses; and

•	Subjective factors.

   In establishing annual performance payout targets for the Annual Incentive Bonus element of compensation, the Compensation Committee considers the Company’s business plan for the fiscal year as well as industry and market factors that may affect performance during the upcoming year.

The Compensation Committee may consider competitive market compensation paid by other companies, but does not attempt to maintain a certain target percentile within a peer group or otherwise rely on such data to determine executive compensation.  The Compensation Committee does not have a specific policy regarding allocation between cash and non-cash compensation, but believes it achieves an appropriate balance between cash payments and Equity Compensation to meet the objectives of its executive compensation program.

Role of the Executives in Determining Compensation.  The Compensation Committee has final approval authority with regard to all Named Executive Officers except the CEO, whose compensation must ultimately be approved by the full Board. The CEO does provide significant input to the Compensation Committee regarding the compensation of the Named Executive Officers, including his own pay.  The other Named Executive Officers do not play a significant role in their own compensation determinations, other than discussing individual performance objectives with the CEO.

Role of Compensation Consultants.  Neither the Company nor the Compensation Committee has used the services of any compensation consultants in matters affecting Named Executive Officers or director compensation.

Equity Award Practices.  As noted above, prior to Fiscal Year 2007, Equity Compensation was exclusively in the form of stock options, as the Company’s Equity Compensation plans did not allow for restricted share awards.  In Fiscal Year 2007, the Company’s 2007 Employee Plan was amended to allow for restricted share awards, and Equity Compensation awarded to the Named Executive Officers in Fiscal Year 2007 was exclusively in the form of restricted shares.  The Compensation Committee believes that stock options and restricted shares are both excellent tools for long-term compensation and shareholder alignment, but the Committee currently prefers to award restricted shares, in part because restricted share awards result in less dilution to the shareholders.  Therefore, as of Fiscal Year 2007, it is the Committee’s informal policy to award restricted shares rather than stock options to employees, including Named Executive Officers, except with regard to employees located in some countries outside the U.S. where tax, accounting, or other issues warrant otherwise.

The Compensation Committee periodically reviews the status of the Company’s employee and non-employee director Equity Compensation plans, considering: stock options issued and currently outstanding under the plans; shares available for awards of stock options or restricted shares under the plans; the number of stock options recently exercised, forfeited or cancelled; and total potential dilution of the outstanding shares of Common Stock if all outstanding stock options were exercised and all restricted shares vested (“Dilution Potential”).  It is the Committee’s informal policy that Dilution Potential not exceed 10%.

The Compensation Committee does not have a formal policy regarding the number of shares of Equity Compensation awards it makes on an annual or other basis to Named Executive Officers or other key employees.  The number of shares of Equity Compensation awards made to a particular ELT member in a given fiscal year has been determined by the Compensation Committee, with input of the CEO, based upon the general view of overall performance of the ELT member, but also with considerable significance given to motivating the employee to focus beyond the current fiscal year, and to serve as a retention tool.  With regard to ELT members who are Business Unit Presidents, the Committee generally takes into account the intrinsic value of the business unit overseen by such President, including recent accomplishments that are likely to increase the business unit’s intrinsic value (which term is not specifically defined for the Compensation Committee’s purposes or calculated using any particular formula).  When awarding Equity Compensation to Named Executive Officers and other key employees, the Compensation Committee may take into account the number of Equity Compensation awards previously awarded to the employee.  Prior to approving awards of Equity Compensation to employees of the business units, the Compensation Committee will ask a Business Unit President to make recommendations regarding the individuals in his business unit who should receive the awards and the allocations among them, and the CEO may discuss the Business Unit President’s recommendation with the Business Unit President before the recommendation is finally submitted to the Committee for approval.

The Compensation Committee does not have a specific formal policy regarding the timing, during the fiscal year, of Equity Compensation awards to Named Executive Officers or other key employees.  In Fiscal Year 2007, Equity Compensation awards to the Named Executive Officers and other key employees were made in August 2007, shortly after the Board of Directors' quarterly meetings corresponding to the release of the Company’s financial results for the third quarter of the fiscal year.  The Compensation Committee anticipates that, going forward, Equity Compensation awards may continue to be made to key employees, including the Named Executive Officers, on an annual basis, although the Compensation Committee does not commit to make Equity Compensation awards to any particular employee on an annual basis.  Occasional Equity Compensation awards may be approved by the Compensation Committee other than on the annual basis when it considers broad-based awards.  For example, a one-off award of Equity Compensation may be approved when a new key employee joins the Company, or when an employee is promoted to a key position.

When awarding stock options, the Compensation Committee’s consistent policy has been to price stock options at the “fair market value” of the Company’s shares on the date of award.  As defined in the 2007 Employee Plan and the other employee equity incentive plans, the “fair market value” of the shares is the closing price of the shares on the NASDAQ Global Market™ on the date of the award, or if the shares are not traded on the date of the award, then on the most recent date of trading activity.  The provisions in each of the Company’s equity incentive plans prohibit awarding stock options with an exercise price that is lower than the fair market value of the shares on the date of award.  The Company accounts for stock-based compensation, including stock options, in accordance with the requirements of the FAS 123R, which the Company adopted effective October 1, 2005.

Tax Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the CEO or any of the Company’s four other most highly compensated executive officers who are employed as of the end of the year.  This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (which includes stock options with exercise prices equal to the fair market value of the shares on the date of award).  The Compensation Committee currently believes that the Company should be able to continue to manage its executive compensation program for these executive officers so as to preserve the related federal income tax deductions.

Elements Used to Achieve Compensation Objectives

  Annual Cash Compensation

Base Salary.  With the exception of Mr. Parsons (the only ELT Member who is not a Named Executive Officer) and Mr. Leuschner, the Compensation Committee has set the Base Salary of the ELT members at or near U.S. $250,000.  However, as Messrs. Bristow and Masutti are not paid in U.S. currency, due to currency fluctuations, their Base Salaries may have significant variance based on the current value of the U.S. Dollar vs. the currency of their compensation.  At $217,000, Mr. Leuschner’s Base Salary is lower than the other Named Executive Officers due to his tenure in his current position, although he received a salary increase in connection with his promotion to the position of CFO in January 2008.  Mr. Parsons’ Base Salary is also lower due in part to his tenure in his current position, although he has received salary increases since his promotion in 2005 to bring him toward the Base Salary level of the other ELT members.  The Compensation Committee intends for the Base Salary of the ELT members, including the Named Executive Officers, to be reasonable, as well as commensurate with experience and responsibilities, but not to be excessive, with the acknowledgement that a significant portion of the annual cash payment to the Named Executive Officers should be based on their annual performance.

Annual Performance Compensation.  The Company has historically provided the Annual Incentive Bonus to the ELT members, including the Named Executive Officers, in the form of a cash bonus (with the exception of the stock options awarded to Mr. Knapp with vesting based on the fiscal year ending September 30, 2006 (“Fiscal Year 2006”) and Fiscal Year 2007 performance, as more specifically described below under the heading, “Compensation of the Chief Executive Officer”).  As noted above, the Executive Leadership Team (ELT) consists of the CEO, the CFO, and the four Business Unit Presidents.  The Named Executive Officers are all ELT members.

Early in each fiscal year, the Compensation Committee establishes a separate “Annual Incentive Bonus Plan” applicable to each of the ELT members.  The Annual Incentive Bonus Plan for each ELT member is customized based on the annual budget, established targets, business plan and strategic initiatives for the business unit or area that is directly supervised by the ELT member, and is designed with the aim of awarding the ELT member based on performance against budget and targets, achieving strategic initiatives and subjective factors.

The Annual Incentive Bonus Plans applicable to the Named Executive Officers and the Fiscal Year 2007 Base Salaries and Annual Incentive Bonuses paid to the Named Executive Officers are discussed below and shown in the Summary Compensation Table for 2007 on page 26.

Equity (Long-Term) Compensation

Stock Options and Restricted Shares.  As described above, the Compensation Committee awards Equity Compensation, consisting of longer-term incentives in the form of stock options and restricted shares.  Equity Compensation is designed to directly link a significant portion of executive compensation to shareholder value because the value of this form of compensation depends on the appreciation of the shares of the Common Stock.  Additionally, Equity Compensation, which is generally awarded with vesting provisions that will result in forfeiture of the award if the employee leaves the Company prior to the end of the vesting period, thereby encourages employee retention.  The Compensation Committee believes that Equity Compensation is appropriate for the Named Executive Officers, as well as for other key employees of the Company and its subsidiaries.

The Compensation Committee’s Equity Compensation award practices are described in the paragraph, “Equity Award Practices,” on page 14.

During Fiscal Year 2007, a total of 211,420 restricted shares were awarded to employees of the Company and its subsidiaries, of which a total of 134,000 restricted shares were awarded to the Named Executive Officers, as discussed more fully below.  All of the restricted share awards have “Three-Year Cliff Vesting,” meaning that 100% of each award vests on the third anniversary of the date of award.

During Fiscal Year 2007, a total of 10,000 stock options were awarded to employees of one of the Company’s foreign subsidiaries (as tax or related financial issues resulted in a determination that stock options, rather than restricted shares, be awarded to employees in the referenced foreign subsidiary).  Stock options were not awarded to any of the Named Executive Officers in Fiscal Year 2007.

It should be noted that on December 15, 2007, 120,000 of the stock options awarded to Mr. Knapp in early Fiscal Year 2006 vested: 90,000 of these options vested based on satisfying Fiscal Year 2007 performance measures, and 30,000 of these options vested based on the passage of time and Mr. Knapp’s continued service as CEO during all of Fiscal Year 2007.  These stock options are discussed in more detail below.

Retirement Plans – Company Matching

The Company does not provide retirement benefits to its Named Executive Officers, other than through its standard defined contribution plans to the same extent applicable to all employees.  The Company maintains several defined contribution plans that cover employees who meet certain eligibility requirements related to age and period of service with the Company. The plan in which each employee is eligible to participate depends upon the subsidiary for which the employee works.  The defined contribution plan that the Company’s U.S. employees who meet eligibility requirements may participate in is the Company’s 401(k) Plan, which the Company matches with Common Stock.  Many of the foreign plans, including the plans applicable to Messrs. Bristow and Masutti described below, require the Company to match employees’ contributions in cash; however, the Company does not match any employee contributions in foreign plans with Common Stock.

Mr. Masutti, as an employee of the Company’s New Zealand subsidiary, participates in the New Zealand “superannuation” scheme, pursuant to which the Company matches Mr. Masutti’s cash contributions with cash contributions equal to 8% of his Base Salary into a defined contribution retirement plan.  When Mr. Bristow worked for the Company’s New Zealand subsidiary prior to his appointment in Europe, he received matching contributions to the New Zealand superannuation scheme; however, he no longer qualified to participate in that scheme when he stopped working for the New Zealand subsidiary, so in recent years, including calendar years 2006 and 2007, the Company made an additional annual cash payment to Mr. Bristow equal to 8% of his annual Base Salary, in lieu of a matching superannuation payment.  As of January 1, 2008, Mr. Bristow is eligible to participate the Company’s Australian subsidiary’s superannuation scheme, and therefore the Company will directly contribute an annual amount equal to 9% of Mr. Bristow’s annual Base Salary into the scheme, as required under Australian law (and will no longer make the referenced annual cash payments equal to 8% of Mr. Bristow’s Base Salary).

Messrs. Knapp, Leuschner and Barkmann, who are employed by domestic subsidiaries of the Company, are eligible to participate in the Company’s 401(k) Plan.  During Fiscal Year 2007, Jon C. Biro, who was employed by a domestic subsidiary of the Company, was also eligible to participate in the Company’s 401(k) Plan.  Effective in Fiscal Year 2007, the Company’s matching contributions in the form of Common Stock were up to 4% of a participating employee’s base salary; whereas prior to Fiscal Year 2007 the Company matching contributions could not exceed 3% of an employee’s base salary.  The Company’s matching contributions in the Company’s 401(k) Plan made in Fiscal Year 2007 were mandatory and vested immediately.  For Company matching contributions in the Company’s 401(k) Plan made prior to Fiscal Year 2007, an employee’s interest and earnings related thereto vest over the employee’s first five years of service.  In the fiscal year ending September 30, 2008 ("Fiscal Year 2008”), the 401(k) Plan will also include a discretionary matching feature pursuant to which the Company may elect to distribute a share of the Company’s profits pro-rata to employees in cash, although the Company has no obligation to make a profit sharing contribution and has not made any commitment to do so at this time.

Other Benefits

The Company provides its Named Executive Officers with other benefits, as reflected in the “All Other Compensation” column in the Summary Compensation Table for 2007 shown on page 26.  The Compensation Committee believes that these benefits are reasonable.  Most of the benefits are consistent with the Company’s compensation program that applies to all employees of the Company, including employees who are not executive officers.  The cost of these benefits constitutes only a relatively small percentage of each Named Executive Officer’s total compensation.

Compensation for Named Executive Officers in Fiscal Year 2007 and Compensation Arrangements for Fiscal Year 2008

The Annual Incentive Bonus payouts for each of the Named Executive Officers for Fiscal Year 2007, as well as the vesting of 100% of Mr. Knapp’s performance-related stock options related to Fiscal Year 2007 performance vs. targets, reflect the Company’s strong performance in Fiscal Year 2007 against financial and operational measurements.  A more detailed analysis of the Company’s financial and operational performance is contained in the Management’s Discussion & Analysis section of the Company’s Annual Report on Form 10-K for Fiscal Year 2007, as filed with the SEC on December 11, 2007.

Compensation of the Chief Executive Officer

The inconsistent structure of the compensation of the Company’s CEO, A. John Knapp, Jr., is better understood with a review of his compensation from the time of his appointment.  Mr. Knapp served as an independent director on the Company’s Board from April 2001 until he was appointed CEO on October 1, 2005 (the first day of Fiscal Year 2006).  Mr. Knapp, who had made significant contributions to the Company as an independent director for several years, and who was and continues to be one of the largest shareholders in the Company (although owning less than 5% of the Common Stock), agreed to step in and serve as CEO after the Company’s previous CEO, W. Robert Parkey, Jr., resigned from his position effective September 30, 2005.  At the time the Company’s cash flow was not as strong as it has become since then, and the Company’s stock price had been relatively low and flat for several years.  Mr. Knapp, who holds a very strong view that executive management should “think like owners,” was willing to initially forgo significant cash compensation, with a compensation structure that aligned his interest directly with shareholders, and accordingly, his first year (Fiscal Year 2006) compensation consisted of the following elements:

•	Base Salary of $96,000;

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120,000 stock options, awarded on October 3, 2005 at an exercise price of $2.89 per share (the closing price on the award date), vesting over each month of the first year of his tenure (in place of additional cash compensation which might otherwise be awarded to an executive his level); and

•
120,000 stock options, awarded on November 18, 2005 at an exercise price of $2.40 per share (the closing price on the award date), all or a portion of 90,000 of which would vest based on performance of the Company in Fiscal Year 2006 against the targets in the key performance measures described below, and 30,000 of which would vest if Mr. Knapp remained in his position at the end of Fiscal Year 2006 (in place of an Annual Incentive Bonus plan).

As discussed below, Mr. Knapp also agreed to an “at will” relationship, with the express understanding that he could (and can still be) terminated at any time, in which case any unvested stock options would be forfeited and he would not be entitled to receive any enhanced termination payment.  Pursuant to Mr. Knapp’s employment agreement Mr. Knapp is entitled to participate in the Company’s standard health and welfare plans, but does not receive any non-standard benefits that may otherwise be commensurate with his position and responsibilities.

Ultimately, all 240,000 of the stock options referenced above (the “FY 2006 Options”) became 100% fully vested.  Based on the Company’s historical performance at the time in November 2005 when the performance-based stock options were awarded, the performance targets for vesting of the FY 2006 Options that were performance-related were considered extremely challenging; however, in Fiscal Year 2006, the Company’s financial results reflected record earnings and record financial performance, and all of the performance-related FY 2006 Options became 100% fully vested.

When the Board of Directors approved the November 18, 2005 award of 120,000 of the FY 2006 Options referenced above, the Board also approved an additional award of 120,000 stock options to Mr. Knapp (the “FY 2007 Options”), also at an exercise price of $2.40 per share (the closing price on the grant date), all or a portion of 90,000 of which would vest based on performance of the Company in Fiscal Year 2007 against the targets in the key performance measures described below, and 30,000 of which would vest if Mr. Knapp remained in his position at the end of Fiscal Year 2007.

When the Board of Directors awarded the FY 2007 Options, based on the Company’s historical performance at that time, the performance targets for vesting of the FY 2007 Options that were performance-related were much more difficult to meet than the Fiscal Year 2006 performance targets, and were considered extremely challenging for Fiscal Year 2007.  However, after the success of the Company’s Fiscal Year 2006 financial performance, the Board believed that in order for the CEO’s targets to be in line with the targets established for the Business Unit Presidents in their Fiscal Year 2007 Annual Incentive Bonus Plans, and to otherwise be sufficiently challenging, it was proposed that the vesting provisions of the FY 2007 Options be amended to be more challenging.  Mr. Knapp agreed to amend the vesting provisions on January 25, 2007 without additional consideration, and the targets referenced below for the FY 2007 Options that are performance-related reflect the amendments to Mr. Knapp’s stock option agreements.

The key performance measures that were the focus of the annual performance targets for the vesting of the FY 2006 Options and FY 2007 Options were the Company’s:

•	consolidated operating income;
•	consolidated investment turnover; and
•	consolidated return on equity.

The Board of Directors selected the above measurements because the Board believes that these are the most important measurements that the Board and the CEO should look at in evaluating the Company’s performance, and the Board wants the CEO to stay keenly focused on those measurements.  The Board of Directors continues to believe that these are key measurements of the Company’s financial performance.

For Fiscal Year 2007, Mr. Knapp’s compensation structure was revised, consisting of the following elements:

•	Base Salary of $200,000;

•	The FY 2007 Options (although not awarded in Fiscal Year 2007, the contingent vesting of this award was intended to serve as Mr. Knapp’s primary FY 2007 Annual Incentive Bonus Plan);

•	A Fiscal Year 2007 cash bonus (“FY 2007 Cash Bonus”) of $115,000, calculated as an average of the Annual Incentive Bonuses paid to the Business Unit Presidents (see calculation below); and

•	An award of 36,000 restricted shares.

Mr. Knapp’s Base Salary was increased from $96,000 in Fiscal Year 2006 to $200,000 in Fiscal Year 2007 due in part to the Company and Mr. Knapp’s successful performance in Fiscal Year 2006, and to bring Mr. Knapp’s Base Salary in the same range as that of the other ELT members.

In Fiscal Year 2007, the Company’s financial results again reflected record earnings and record financial performance, and all of the performance-related FY 2007 Options became 100% fully vested.

Performance vs. targets and weighting of the performance measures, for the purpose of vesting of the FY 2007 Options, were as follows:

Performance Measures	Weighting	Minimum	Target	Fiscal Year 2007 Actual	Payout (# options vesting)

Consolidated Operating Income (in $ millions)	25%	21.3	25.6	29.8	30,000
Consolidated Investment Turnover	25%	2.7x	2.9x	3.2x	30,000
Consolidated Return on Equity	25%	15%	20%	27.6%	30,000
Service as CEO on last day of Fiscal Year 2007	25%	–	–	Satisfied	30,000

The following measurement definitions apply to the above calculations:

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“Operating Income”:  Earnings before interest and taxes and excluding non-recurring charges.  Includes expenses for bonuses payable to the CEO, the Business Unit Presidents and CFO pursuant to applicable Annual Incentive Bonus plans.  Non-recurring charges excluded from the calculation of Operating Income consist of impairment, restructuring and other charges included in the Company’s audited financial statements.  Operating Income excludes on a pro-forma basis the effect of discontinued operations.

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“Investment turnover”: Trailing twelve months revenue divided by the “Average Invested Capital Base” for the previous thirteen month-end periods.  “Average Invested Capital Base” is defined as the average total assets minus current liabilities and excluding funded debt (i.e. interest bearing debt.), calculated using the previous thirteen month-end periods.

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“Return On Equity”:  Net income from continuing operations, minus preferred dividends (whether paid or accrued towards convertible preferred stock liquidation preference), divided by stockholders' equity, less the liquidation preference of the Company’s convertible exchangeable preferred stock.  For this calculation, stockholders' equity and liquidation preference balances are averaged using the previous four quarter-end balances, plus the prior year-end balance (e.g. the previous year end-balance plus the four quarter-end balances of Fiscal Year 2006).

The FY 2007 Cash Bonus of $115,000, paid to Mr. Knapp in December 2007, was calculated applying the following formula:

The sum of the Annual Incentive Bonuses paid to the Company’s other five ELT members based on Fiscal Year 2007 performance, in accordance with their respective Annual Incentive Bonus Plans divided by:

The sum of the Fiscal Year 2007 Base Salaries of Company’s other five ELT members multiplied by:

Mr. Knapp’s Fiscal Year 2007 annual Base Salary (which was $200,000)

The award of 36,000 restricted shares was made to Mr. Knapp on August 17, 2007, from the 2007 Employee Plan, at the time the Compensation Committee awarded restricted shares to numerous other key employees across the

Company, including the Named Executive Officers.  The restricted shares are subject to Three Year Cliff Vesting; therefore the entire award is subject to forfeiture in the event that Mr. Knapp’s employment with the Company terminates for any reason prior to August 17, 2010, which is when all of the restricted shares will become 100% fully vested.

For Fiscal Year 2008, the structure of Mr. Knapp’s compensation is more similar to that of the other ELT members, consisting of the following elements:

•	Base Salary of $250,000; and

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A Fiscal Year 2008 cash bonus (“FY 2008 Cash Bonus”), to be calculated as an average of the Fiscal Year 2008 Annual Incentive Bonuses paid to the Business Unit Presidents (calculated in the same manner as the FY 2007 Cash Bonus, as discussed above).

Mr. Knapp’s Base Salary was increased to be in line with that of the other ELT members, which the Compensation Committee believes to be appropriate in light of Mr. Knapp’s recent performance.  The Compensation Committee believes that the above FY 2008 Cash Bonus formula is an appropriate means to incentivize Mr. Knapp to assist the business units and Business Unit Presidents to achieve their performance targets and strategic initiatives, which efforts should be a primary focus of the CEO.  The Compensation Committee does not anticipate that it will make any awards of stock options to Mr. Knapp in Fiscal Year 2008.  It is possible that Mr. Knapp will be awarded restricted shares in Fiscal Year 2008, although no commitment has been made to Mr. Knapp that he will receive restricted shares.

Compensation of the Business Unit Presidents

In Fiscal Year 2007, key elements of the compensation of the Business Unit Presidents (including Named Executive Officers Barkmann, Bristow, and Masutti) were:

•	Base Salary;
•	Annual Incentive Bonus; and
•	Equity Compensation in the form of restricted shares.

The Fiscal Year 2007 Base Salaries paid to the Named Executive Officers who are Business Unit Presidents were as follows:

•	Stephen E. Barkmann: USD $245,643;
•	Derek R. Bristow: €162,800 (USD $232,348 at the median rate as of September 30, 2007); and
•	Dario E. Masutti: NZ $327,600 (USD $248,419 at the median rate as of September 30, 2007).

At the beginning of Fiscal Year 2007, Mr. Barkmann’s Base Salary rate was $235,000.  Effective January 1, 2007, his Base Salary rate was increased by $15,480 to $250,480.  $8,400 of this amount was in lieu of a car allowance that he previously received, and $8,400 was a merit increase.  The actual amount paid to Mr. Barkmann as Base Salary during Fiscal Year 2007 was $245,643.  The respective Base Salaries for Messrs. Bristow and Masutti did not increase during Fiscal Year 2007.

Messrs. Barkmann, Bristow and Masutti received Fiscal Year 2007 Annual Incentive Bonuses in the amounts of U.S. $196,591, €94,754 (U.S. $138,838 at the median rate on December 10, 2007), and NZD 254,118 (U.S. $192,146 at the median rate on December 4, 2007).  For the Business Unit Presidents, the following key performance measures (and weighting) in Fiscal Year 2007 were the focus of the Annual Incentive Bonus targets:

•	Business unit operating income (20%);
•	Business unit return on invested capital (20%);
•	Business unit investment turnover (25%);
•	Company consolidated return on equity (15%); and
•	Subjective factors (20%).

The measurements of business unit operating income, business unit return on invested capital, and business unit investment turnover have been selected by the Compensation Committee because the Board of Directors believes that these are the most important measurements that the Business Unit Presidents should look at in evaluating their respective business unit performance, and the Board of Directors desires that the Business Unit Presidents stay keenly focused on these metrics throughout the year.  The Compensation Committee believes that the Company’s consolidated return on equity should also be a measurement for the Business Unit Presidents’ Annual Incentive Bonus, because the Board of Directors believes that it is key to the success of the Company that the Business Unit Presidents, although spread across the globe, work together for the benefit of the Company, and not just their respective divisions.  By making a component of the Annual Incentive Bonus to the Business Unit Presidents based in part on the success of the entire entity, there is an ongoing emphasis on team building and team spirit, and contributions between business units.  In years past the leaders of the Company’s business units did not share information and work together with the team commitment and spirit that they currently exhibit, and the Board of Directors believes that the significant recent achievements and success of the Company have been, in part, a direct result of enhanced teamwork, and contributions of the Business Unit Presidents and their business units to other parts of the organization.  Finally, the Compensation Committee believes that a component of the Annual Incentive Bonus should be subjective, based primarily on input from the CEO, who works day-to-day with the Business Unit Presidents and is, therefore, most well-suited to lead the evaluation of subjective performance factors.  Subjective factors include things like one Business Unit President’s significant contributions during the fiscal year to the efforts of another Business Unit President’s business unit’s key initiatives, or, having a negative impact, might consist of acknowledgement that an executive failed to execute a key initiative for the fiscal year at the level of the performance that was expected.

For each measurement the bonus amount payable is calculated as the result achieved for each measurement (i.e. the 0%, 50% or 100% payout) times the weighting and multiplied by the relevant Business Unit President’s Base Salary.  Results for each measurement falling between the targeted amounts adjust the payout targets by interpolating the percentage of: (i) the resulted achieved minus the lower threshold divided by, (ii) the difference between the higher and lower target, multiplied by (iii) the higher payout target percentage.

In the Fiscal Year 2007 Annual Incentive Bonus Plans of the Business Unit Presidents, the consolidated return on equity targets were 15%, 20% and 25%, pursuant to which the payouts were 0%, 50% and 100% of each Business Unit President’s Base Salary, respectively.  The Company achieved a consolidated return on equity of 27.6% in Fiscal Year 2007, so Messrs. Barkmann, Bristow and Masutti received a 100% payout on that portion of their Annual Incentive Bonus.

For the measurements of business unit operating income, business unit return on invested capital and business unit investment turnover, the Company is unable to disclose the specific targets and actual results for each business unit because this information would result in competitive harm.  However, as with the performance-related compensation of the CEO discussed above, the Fiscal Year 2007 50% and 100% payout targets on these business unit measurements were considered challenging when established.  The Fiscal Year 2007 50% payout target for the Business Unit Presidents required a considerable increase in performance over the prior year in each of the business units.  The Fiscal Year 2007 100% payout target required a substantially more difficult increase in performance over the prior year in each of the business units.  As previously discussed, in Fiscal Year 2007 the Company's financial results reflected record earnings and record financial performance.  Much of that success was a result of the business units achieving a portion or all of the Fiscal Year 2007 business unit performance measurements.  As a result, when combined with the consolidated return on equity component and the subjective component described below, the Annual Incentive Bonuses paid to Messrs. Barkmann, Bristow, and Masutti were 80.3%, 59.6% and 77.3%, respectively, of their Fiscal Year 2007 Base Salaries.

For Fiscal Year 2007, the subjective measure for each of the Business Unit Presidents was weighted at 20% of their respective Base Salaries.  Each of Messrs. Barkmann and Bristow received a 75% payout on that portion of their Annual Incentive Bonus, whereas Mr. Masutti received a 50% payout.  The Company is unable to disclose the subjective performance factors because this information would result in competitive harm.

During Fiscal Year 2007, Messrs. Barkmann, Bristow and Masutti were awarded Equity Compensation in the form of restricted shares.  The referenced individuals were not awarded any stock options.  Mr. Barkmann received 36,000 restricted shares; Mr. Bristow received 20,000 restricted shares; and Mr. Masutti received 24,000 restricted shares.  All awards were made on August 13, 2007 (when the Compensation Committee approved restricted share awards to numerous key employees across the Company), and were awarded from the 2007 Employee Plan.  All awards are subject to Three-Year Cliff Vesting (i.e. vest on August 13, 2010).  Each of these awards is subject to forfeiture if the employee’s employment terminates before the end of the three-year vesting period.  The awards were approved by the Committee in accordance with its compensation philosophy regarding Equity Compensation awards, described above.

For Fiscal Year 2008, the structure of the compensation of the Named Executive Officers who are Business Unit Presidents will consist of the following elements:

•	Base Salary; and
•	Annual Incentive Bonus.

The Base Salaries of Messrs. Barkmann, Bristow, and Masutti have not been increased for Fiscal Year 2008.  The Business Unit Presidents’ Fiscal Year 2008 Annual Incentive Bonus Plans, filed as Exhibit 10.1 to the Company’s Form 8-K that was filed with the SEC on January 23, 2008, contains the same performance measures, weighting, and potential payouts as a percentage of Base Salary as the Fiscal Year 2007 Annual Incentive Bonus Plans, although the targets are different (based on the Fiscal Year 2008 business plans and objectives for the specific business units), and some of the measurement definitions have been modified slightly.  The Compensation Committee does not anticipate that it will make any awards of stock options to the Business Unit Presidents in Fiscal Year 2008.  It is possible that the Business Unit Presidents will be awarded restricted shares in Fiscal Year 2008, although no commitment has been made to the Business Unit Presidents that they will receive restricted shares.

Compensation of the Chief Financial Officer

In Fiscal Year 2007, key elements of the compensation of the CFO were:

•	Base Salary;
•	Annual Incentive Bonus; and
•	Equity Compensation in the form of restricted shares.

Mr. Biro’s Base Salary rate at the beginning of Fiscal Year 2007 was $235,000.  Effective January 1, 2007, his Base Salary rate was increased by $15,480 to $250,480 in lieu of a $15,480 car allowance that he previously received.  The actual amount paid to Mr. Biro as Base Salary during Fiscal Year 2007 was $246,907.

Mr. Biro received a Fiscal Year 2007 Annual Incentive Bonus in the amount of $117,230.  For the CFO, the following key performance measures (and weighting) in Fiscal Year 2007 were the focus of the Annual Incentive Bonus targets:

•	Corporate Expense (25%);
•	Company consolidated return on equity (25%);
•	ICO Holland performance (25%); and
•	Subjective factors (25%).

Corporate Expense is a measurement in the CFO’s Annual Incentive Bonus plan because the CFO has primary oversight responsibility for corporate office budgeting and expenses, and significant management responsibility at the corporate office, and the Board of Directors desires that the CFO focus on controlling corporate expenses.  The above comments regarding the Company’s consolidated return on equity and subjective factors related to the Business Unit Presidents’ Annual Incentive Bonus plans apply equally to that of the CFO.

With regard to ICO Holland performance as a factor in the CFO’s Fiscal Year 2007 Annual Incentive Bonus Plan:  In early Fiscal Year 2007 the manager of the Company’s plant in Holland left the Company.  Mr. Biro was heavily involved in assisting ICO Europe with the transition efforts necessitated by the changes in management at ICO Holland, and the Compensation Committee desired to provide a significant financial incentive for Mr. Biro to succeed in this area.

For each measurement, the bonus amount payable is calculated as the result achieved for each measurement (i.e. the 0%, 32% or 64% payout) times the weighting and multiplied by the CFO’s Base Salary.  Results for each measurement falling between the targeted amounts adjust the pay-out targets by interpolating the percentage of: (i) the result achieved minus the lower threshold divided by, (ii) the difference between the higher and lower target, multiplied by (iii) the higher pay-out target percentage.

In the Fiscal Year 2007 Annual Incentive Bonus Plan of the CFO, the consolidated return on equity targets were 15%, 20% and 25%, pursuant to which the payouts were 0%, 32% and 64% of his Base Salary, respectively.  The Company achieved a consolidated return on equity of 27.6% in Fiscal Year 2007, so Mr. Biro received a 64% payout on that portion of his Annual Incentive Bonus.

    The Company is unable to disclose the specific targets and actual results related to Corporate Expense and the performance of ICO Holland because this information would result in competitive harm.  However, the Fiscal Year 2007 32% and 64% payout targets on these measurements were considered challenging when established.  The Fiscal Year 2007 32% payout target required a considerable increase in performance over the prior year.  The Fiscal Year 2007 64% payout target required a substantially more difficult increase in performance over the prior year.  As previously discussed, in Fiscal Year 2007 the Company's financial results reflected record earnings and record financial performance.  That success was, in part, a result of the CFO achieving a portion or all of his performance measurements.  As a result, when combined with the consolidated return on equity component and the subjective component described below, the Annual Incentive Bonus paid to Mr. Biro was 47.8% of his Fiscal Year 2007 Base Salary.

For Fiscal Year 2007, the subjective measure for Mr. Biro was weighted at 20% of his Base Salary.  Mr. Biro received a 32% payout on that portion of his Annual Incentive Bonus.  The Company is unable to disclose the subjective performance factors because this information would result in competitive harm.

During Fiscal Year 2007, Mr. Biro was awarded Equity Compensation in the form of 15,000 restricted shares.  Mr. Biro was not awarded any stock options.  Mr. Biro’s restricted share award was made on August 13, 2007, awarded from the 2007 Employee Plan and subject to Three-Year Cliff Vesting.  The restricted share award to Mr. Biro was approved by the Compensation Committee in accordance with its compensation philosophy regarding Equity Compensation awards, described above.  Because the award was subject to forfeiture if Mr. Biro’s employment terminated before the end of the three-year vesting period, Mr. Biro forfeited this restricted share award when he resigned from the Company effective January 11, 2008.

For Fiscal Year 2008, the compensation structure for the CFO, Bradley T. Leuschner, will consist of the following elements:

•	Base Salary ($216,000);
•	Annual Incentive Bonus; and
•	Equity Compensation in the form of restricted shares.

Mr. Leuschner was awarded 6,000 restricted shares on January 11, 2008, in connection with his promotion from Chief Accounting Officer of the Company to CFO.  The award was made from the 2007 Employee Plan, with Three-Year Cliff Vesting, and is subject to forfeiture if Mr. Leuschner’s employment terminates prior to the end of the three-year vesting period.  The restricted share award to Mr. Leuschner was approved by the Compensation Committee in accordance with its compensation philosophy regarding Equity Compensation awards, described above.

Mr. Leuschner’s Fiscal Year 2008 Annual Incentive Bonus Plan, filed as Exhibit 10.2 to the Company’s Form 8-K that was filed with the SEC on January 23, 2008, contains the same performance measures as Mr. Biro’s Fiscal Year 2007 Annual Incentive Bonus Plan, but excluding the Holland plant results.  The weighting of the three performance measures will be equal, with slightly lower payouts as a percentage of Base Salary and revised targets based on the Fiscal Year 2008 business plan and objectives.  The Compensation Committee does not anticipate that it will make any awards of stock options to the CFO in Fiscal Year 2008.  It is possible that Mr. Leuschner will be awarded additional restricted shares in Fiscal Year 2008, although no commitment has been made to Mr. Leuschner that he will receive any additional restricted shares.

Termination and Change-in-Control Provisions in Equity Plans and Agreements

Employment Agreements

The Company maintains employment agreements with Messrs. Knapp, Leuschner, Bristow and Masutti.  Mr. Barkmann does not have a current employment agreement, and is an employee at-will.  Mr. Biro, the CFO during Fiscal Year 2007, resigned effective January 11, 2008.  His resignation did not trigger any termination or other enhanced severance payments under his employment agreement.  Accordingly, the employment termination and change-in-control provisions in Mr. Biro’s employment agreement are not discussed.

A. John Knapp, Jr.  Pursuant to Mr. Knapp’s October 1, 2005 employment agreement, as amended, Mr. Knapp is an at-will employee, employed for an indefinite term.  If Mr. Knapp’s employment terminates for any reason, including without cause, he will be entitled to receive compensation and benefits through the termination date, but no enhanced severance payment.  Mr. Knapp does not have a change-in-control agreement with the Company, nor does his employment agreement contain any change-in-control provisions.

Bradley T. Leuschner.  Mr. Leuschner’s February 28, 2001 employment agreement, as amended, provides for certain payments in the event of the termination of his employment or a change-in-control.

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Payments for Termination of Employment – If Mr. Leuschner is terminated “for cause,” he will be entitled to a severance pay equal to thirty days pro-rata base salary beyond the date of his termination.  If Mr. Leuschner’s employment is terminated without cause, he will be entitled to compensation equal to his annual base salary beyond the date of his termination.  If Mr. Leuschner resigns, he is not entitled to any additional compensation beyond the date of his resignation.  As defined in Mr. Leuschner’s agreement, termination “for cause” means the termination of Mr. Leuschner’s employment due to personal dishonesty, willful misconduct, failure or inability to perform his stated duties, willful violation of law, rule or similar violation (other than traffic violations or similar offenses) or a material breach of his employment agreement that is not remedied within ten days after notification of such breach, his death, or a physical or mental disability that renders him fully unable to perform his duties for a period of two months.

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Payments for Change-in-Control – Mr. Leuschner does not have a change-in-control agreement per se, and will not receive payments by virtue of a change-of-control if his employment status is not materially altered thereby; however, he has the right to certain termination benefits in his employment agreement if certain circumstances occur after a change-in-control, as follows:  If Mr. Leuschner’s employment is terminated within twelve months following a change-in-control, he will be entitled to compensation equal to his then current annual base salary.  In connection with a change-in-control, Mr. Leuschner’s employment is considered terminated when: (i) his employment terminates for any reason other than “for cause” (as defined above); (ii) he is required to relocate outside the Houston, Texas metropolitan area in order to continue his employment and elects to resign rather than relocate; (iii) he is required to commute to a location outside the Houston, Texas metropolitan area and elects to resign rather than so commute; (iv) his annual base salary is materially reduced or any other material benefit of his employment is materially reduced and he elects to resign rather than to continue employment with such compensation and benefits; or (v) there is any material diminution of his job description, job role, responsibilities, and/or scope of position and he elects to resign rather than to continue employment in such position.  As defined in Mr. Leuschner’s agreement, a “change-in-control” (referred to as a “change of control” in the agreement) means any of the following events: (i) a merger, share exchange or consolidation in which the Company will not be the surviving entity (or survives only as a subsidiary of an entity), (ii) the sale or exchange by the Company all or substantially all of its assets to any other person or entity, or (iii) the acquisition of ownership or control (including, without limitation, power to vote) by any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power).

Derek R. Bristow.  Mr. Bristow’s December 20, 2007 employment agreement (effective as of January 1, 2008) provides for certain payments in the event of the termination of his employment.  His employment agreement does not provide for payments in connection with a change-in-control.

•
Payments for Termination of Employment – The stated term (“term”) of Mr. Bristow’s employment agreement expires on September 30, 2012.  In the event that Mr. Bristow’s employment is terminated during the term as a result of his death or permanent disability resulting from any accident or incident beyond his control that occurs while he is traveling on Company business or is in the course and scope of employment, or his employment is terminated during the term for any other reason other than “for cause,” he will be entitled to: (i) his pro rata annual base salary through the date of termination of his employment, (ii) his prior fiscal year annual incentive cash bonus to the extent it has been earned and declared to him, and (iii) a severance payment equal to nine months (i.e. 75%) of his annual base salary.  In the event that Mr. Bristow’s employment terminates during the Term as a result of his voluntary resignation, termination by the Company “for cause,” or death or permanent disability resulting from circumstances other than those described in the preceding clause, he will be entitled to compensation through the date of termination, and no enhanced severance payment.  As defined in Mr. Bristow’s agreement, termination “for cause” means: (i) an act of dishonesty or fraud in relation to Company or any Company entity; (ii) a knowing and material violation of the Company’s Code of Business Ethics or any other written policy of Company or applicable to Company’s operations; (iii) a knowing and material violation of an applicable law, rule or regulation that exposes the Company to damages or liability (other than for reasonable business purposes); (iv) a material breach of fiduciary duty; or (v) conviction of a felony.

Dario E. Masutti.  Pursuant to Mr. Masutti’s March 20, 1998 employment agreement, he is employed for an indefinite term, and Mr. Masutti or the Company may terminate the agreement upon three months’ written notice.  Mr. Masutti’s employment agreement provides for certain payments in the event that Mr. Masutti’s position becomes superfluous to the Company’s needs (i.e. becomes redundant).  Mr. Masutti’s employment agreement provides that if he becomes “superfluous” to the Company’s needs, he is entitled to receive up to eighteen months of his base salary (calculated based on his years of service at the time of separation).  Mr. Masutti’s employment agreement does not provide for payments in connection with a change-in-control.

Change-in-Control Provisions in Equity Plans

The Company maintains five equity compensation plans.  The change-in-control provisions for each equity compensation plan, if any, are described below:

ICO, Inc. 1994 Stock Option Plan (the “1994 Employee Plan).  The 1994 Employee Plan contains provisions relating to change-in-control events.  All stock options awarded under this plan have vested, and therefore, the change-control-provisions under this plan are no longer relevant.

ICO, Inc. First Amended and Restated 1995 Stock Option Plan (the “1995 Employee Plan”).  The 1995 Employee Plan contains provisions relating to change-in-control events.  All stock options awarded under this plan have vested, and therefore, the change-control-provisions under this plan are no longer relevant.

ICO, Inc. First Amended and Restated 1996 Stock Option Plan (the “1996 Employee Plan”).  The 1996 Employee Plan contains provisions pursuant to which the vesting of unvested stock options may be accelerated prior to a change-in-control.  The specific change-in-control provisions provide, in pertinent part, as follows:

In the event of a merger or similar transaction in which the Company is not the surviving corporation or in which the outstanding shares of the Company’s Common Stock are converted into cash, other securities or other property, outstanding stock options awarded under the 1996 Employee Plan that are not exercisable will terminate as of a date fixed by the committee that administers the plan (the Compensation Committee).  Written notice of the date of expiration of the stock options will be provided to each option holder at least twenty days before such expiration date, and option holders will have the right during such period following notice to exercise those stock options exercisable at the time of such notice.  The committee administering the plan, in its sole discretion, may provide that stock options in such circumstances may be exercised to an extent greater than the number of shares for which they were exercisable at the time of the notice.

Second Amended and Restated ICO, Inc. 2007 Equity Incentive Plan (the “2007 Employee Plan”).  The 2007 Employee Plan contains provisions pursuant to which the vesting of unvested stock options and unvested restricted shares may be accelerated prior to a change-in control.  The specific change-in-control provisions provide, in pertinent part, as follows:

In the event that ICO, Inc. shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or transfer substantially all of its assets, or otherwise enter in to a transaction pursuant to which ICO, Inc. is not the surviving corporation (other than a corporate restructuring among company affiliates), or in which the outstanding shares of ICO, Inc. Common Stock are converted to cash, other securities or other property (any such circumstances referred to in the 2007 Employee Plan as a “Change of Control”) and provision is not made pursuant to the terms of the transaction(s) relating to such Change of Control (the “Transaction”) for the assumption by the surviving, resulting or acquiring corporation of any outstanding category of awards of stock options or restricted shares under the plan, or for the substitution of new awards therefor, with regard for awards for which no provision is made, the following shall apply:

Options.  The committee administering the plan (the Compensation Committee) shall cause written notice of the proposed Transaction to be given to each option holder not more than twenty (20) days prior to the anticipated effective date of the proposed Transaction, and participants’ stock options, unless otherwise provided for under the terms of the option award agreement, shall become fully (100%) vested and, prior to a date specified in such notice, which shall not be more than ten days prior to the anticipated effective date of the proposed Transaction, each participant shall have the right to exercise his or her options to purchase any or all shares of Common Stock then subject to such options (unless otherwise provided under the terms of the option award agreement), including those, if any, which by reason of other provisions of the plan have not then become available for purchase.  Each participant, by so notifying the Company in writing, may, in exercising his or her options, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the Transaction, in which event such participant need not make payment for the shares to be purchased upon exercise of such option until five days after written notice by the Company to such participant that the Transaction has been consummated.  If the transaction is consummated, each option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of the Transaction.  If the Transaction is abandoned, (i) any shares not purchased upon exercise of such options shall continue to be available for purchase in accordance with the other provisions of the plan and (ii) to the extent that any option not exercised prior to such abandonment shall have vested solely by operation of this paragraph, such vesting shall be deemed annulled, and the original vesting schedule set forth shall be reinstituted, as of the date of such abandonment.

Restricted Shares.  The committee administering the plan shall cause written notice of the proposed Transaction to be given to each participant holding restricted shares not more than twenty (20) days prior to the anticipated effective date of the proposed Transaction, and unless provided for under the terms of the restricted share award agreement, all restrictions imposed on restricted shares shall lapse and such restricted shares shall become fully (100%) vested as of a date specified in the notice, which shall not be more than ten (10) days prior to the anticipated effective date of the proposed Transaction.

Fourth Amended and Restated 1993 Stock Option Plan for Non-Employee Directors of ICO, Inc. (the “Director Plan” as defined above).  The Director Plan does not contain provisions relating to change-in-control events.  However, shareholders of the Company are being asked to consider and approve, at the 2008 Annual Meeting, an amendment and restatement of this plan.  As amended and restated, the Director Plan will provide for, among other things, change-in-control provisions identical to those found in the 2007 Employee Plan discussed above.  None of the Named Executive Officers is currently eligible to participate and receive awards under the Director Plan.

As of January 15, 2008, the Named Executive Officers held non-vested stock options to acquire an aggregate total of 169,000 shares of Common Stock under the various equity compensation plans described above and an aggregate total of 119,000 non-vested restricted shares under the 2007 Employee Plan.  Assuming the conditions for a change-in-control were satisfied as of January 15, 2008, the aggregate cash value of such stock options and restricted shares on such date would have been approximately $2,623,953 (based upon the closing price of the Common Stock of the Company on January 15, 2008).  The aggregate cash value does not include stock options held by the Named Executive Officers that are vested.

Summary Compensation

The following table provides information about total compensation received for services rendered to the Company by the Named Executive Officers during Fiscal Year 2007.

Summary Compensation Table for 2007

Name and Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)		All Other Compensation ($)(4)		Total ($)
A. John Knapp, Jr., CEO	2007	200,000		---	13,455		160,920	115,000		18,152	(5)	507,527
Jon C. Biro, Fiscal Year 2007 CFO	2007	246,907	(6)	---	6,425	(7)	16,897	117,230		22,406	(8)	409,865
Stephen E. Barkmann, Pres., Bayshore Industrial	2007	245,643	(9)	---	15,420		66,924	196,591		21,132	(10)	545,710
Dario E. Masutti, Pres., ICO Asia Pacific	2007	248,419	(11)	---	10,280		34,395	194,212	(12)	29,239	(13)	516,545
Derek Bristow, Pres., ICO Europe	2007	232,345	(14)	---	8,567		37,700	138,838	(15)	18,588	(16)	436,038
Bradley T. Leuschner, Fiscal Year 2008 CFO	2007	178,168		39,000	1,285		8,377	---		17,358	(17)	244,188

_______________

(1)
Represents the dollar amount of restricted share compensation cost recognized for financial statement reporting purposes for Fiscal Year 2007 for the fair value of restricted shares awarded in Fiscal Year 2007 and prior fiscal years, in accordance with FAS No. 123R.  The fair value was calculated using the closing market price of the Common Stock on the date of award.  Assumptions used in the valuation of stock-based compensation awards are included in footnote 12 of the Company’s audited financial statements for the year ended September 30, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 11, 2007. See the Grants of Plan-Based Awards Table for 2007 on page 28 for information on restricted share awards made in Fiscal Year 2007.  These amounts reflect the Company’s accounting expense for these restricted share awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)
Represents the dollar amount of stock option compensation recognized for financial statement reporting purposes with respect to Fiscal Year 2007 for the fair value of stock options awarded in fiscal years prior to Fiscal Year 2007, in accordance with FAS No. 123R.  The fair value was estimated using the Black-Scholes model.  Assumptions made in the valuation of stock-based compensation awards are discussed in Note 12 of the Company’s audited financial statements for Fiscal Year 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 11, 2007.  These amounts reflect the Company’s accounting expense for these stock option awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(3)
The amounts reported in this column reflect cash payments earned in Fiscal Year 2007 by the Named Executive Officers under the Company’s Annual Incentive Bonus plans, which are discussed under “Annual Cash Compensation” on page 15.

(4)
All eligible employees of the Company, including the Named Executive Officers, are entitled to participate in standard health, welfare and retirement savings plans applicable to the subsidiary for which the employee works. Under these plans, the Company makes certain premium payments and contributions to or on behalf of each of its Named Executive Officers, just as it does for each of its eligible employees. The amounts set forth in this column represent the payments and contributions made to or on behalf of each of the Named Executive Officers during Fiscal Year 2007.

(5)
Consists of 401(k) Plan matching contribution of $7,920, payment of the premium on a life insurance benefit policy for the benefit of Mr. Knapp of $132 and payment of the premium on a health insurance policy for the benefit of Mr. Knapp of $10,100.

(6)
Mr. Biro’s Base Salary at the beginning of Fiscal Year 2007 was $235,000.  Effective January 1, 2007, his Base Salary was increased by $15,480 to $250,480 in lieu of a $15,480 car allowance that he previously received.  The actual dollar value of Mr. Biro’s Base Salary for Fiscal Year 2007 was $246,907.

(7)	Represents the value of the restricted shares granted in Fiscal Year 2007 that were forfeited by Mr. Biro as a result of his resignation as CFO effective January 11, 2008.
(8)
Consists of a car allowance of $3,374, 401(k) Plan matching contributions of $8,800, payment of the premium on a life insurance benefit policy for the benefit of Mr. Biro of $132 and payment of the premium on a health insurance policy for the benefit of Mr. Biro of $10,100.

(9)
Mr. Barkmann’s Base Salary at the beginning of Fiscal Year 2007 was $243,400.  Effective January 1, 2007, his Base Salary was increased by $15,480 to $250,480.  Of this amount, $8,400 was in lieu of a car allowance that he previously received.  The actual dollar value of Mr. Barkmann’s Base Salary for Fiscal Year 2007 was $245,643.

(10)
Consists of a car allowance of $2,100, 401(k) Plan matching contributions of $8,800, payment of the premium on a life insurance benefit policy for the benefit of Mr. Barkmann of $132 and payment of the premium on a health insurance policy for the benefit of Mr. Barkmann of $10,100.

(11)	Represents NZ$327,600 converted to U.S. dollars at the median rate on September 30, 2007.
(12)	Represents NZ$254,118 converted to U.S. dollars at the median rate on December 4, 2007.
(13)
Consists of superannuation (retirement) benefits of $24,842 (NZ$32,760 converted to U.S. dollars at the median rate on September 30, 2007), payment of the premium on a life insurance benefit policy for the benefit of Mr. Masutti of $1,364 (NZ$1,799 converted to U.S. dollars at the median rate on September 30, 2007) and payment of the premium on a health insurance policy for the benefit of Mr. Masutti of $3,033 (NZ$4,000 converted to U.S. dollars at the median rate on September 30, 2007).

(14)	Represents €162,800 converted to U.S. dollars at the median rate on September 30, 2007.
(15)	Represents €94,754 converted to U.S. dollars at the median rate on December 10, 2007.
(16)
Consists of a cash payment in lieu of superannuation (retirement) benefits that otherwise would have been paid to Mr. Bristow of €13,024 (converted to U.S. dollars at the median rate on September 30, 2007).

(17)
Consists of 401(k) Plan matching contribution of $7,126, payment of the premium on a life insurance benefit policy for the benefit of Mr. Leuschner of $132 and payment of the premium on a health insurance policy for the benefit of Mr. Leuschner of $10,100.

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards to the Named Executive Officers during the Fiscal Year 2007.

Grants of Plan-Based Awards for 2007

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards				Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)
		Threshold ($)	Target ($)		Maximum ($)		Threshold (#)	Target (#)		Maximum (#)
(a)	(b)	(c)	(d)		(e)		(f)	(g)		(h)	(k)	(l)
A. John Knapp, Jr.	08/17/2007						--	36,000	(3)	--		322,920
		--	200,000	(2)	--
Jon C. Biro		--	80,154	(4)	160,307	(4)	--			--	--
	08/13/2007							15,000	(3)			154,200
Stephen E. Barkmann		--	122,472	(4)	244,943	(4)					--
	08/13/2007						--	36,000	(3)	--		370,080
Dario E. Masutti		--	97,298	(4)	194,596	(4)					--
	08/13/2007						--	24,000	(3)	--		246,720
Derek R. Bristow		--	120,968	(4)	241,935	(4)					--
	08/13/2007						--	20,000	(3)	--		205,600
Bradley T. Leuschner	08/13/2007	--			--		--	3,000	(3)	--	--	30,840

__________________

(1)
Represents the dollar amount of the grant date fair value recognized in accordance with FAS No. 123R for each award of restricted shares to each Named Executive Officer. The fair value of stock option awards was calculated using a Black Scholes model value on the date of award. The fair value of restricted share awards was calculated using the closing market price of the Common Stock on the date of award. The fair value of each of the restricted shares awarded to Mr. Knapp on August 17, 2007 was $8.97. The fair value of each of the restricted shares awarded to Messrs. Biro, Barkmann, Masutti, Bristow and Leuschner on August 13, 2007 was $10.28. Assumptions used in the calculation of these amounts are included in footnote 12 of the Company’s audited financial statements for Fiscal Year 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 11, 2007.

(2)
Represents the maximum FY 2007 Cash Bonus that potentially could have been earned under Mr. Knapp’s employment agreement during Fiscal Year 2007, calculated by applying the formula discussed under “Compensation of the Chief Executive Officer” above.  Based on the performance of the other five ELT members, Mr. Knapp’s FY 2007 Cash Bonus could have ranged from $0 to $200,000.

(3)
Represents the number of restricted shares awarded to each Named Executive Officer as Equity Compensation. These restricted shares awards vest on the third anniversary of the award date provided the Named Executive Officer is employed by the Company on such date. Mr. Biro resigned as CFO of the Company on January 11, 2008. Accordingly, all of the 15,000 restricted shares awarded to him were forfeited. Named Executive Officers have the right to receive all dividends paid on restricted share awards.

(4)
Represents the Annual Incentive Bonus that potentially could have been earned during Fiscal Year 2007 under the Company’s annual compensation program based upon the achievement of certain pre-determined performance measures.  The Annual Incentive Bonuses earned in Fiscal Year 2007 have been determined and were paid in December 2007.  The amounts paid are included in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table for 2007 on page 26.

Outstanding Equity Awards

The following table provides information on the current holdings of stock option and restricted share awards by the Named Executive Officers at September 30, 2007.

Outstanding Equity Awards at Fiscal Year-End for 2007

	Options Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercisable Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($) (11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. John Knapp, Jr.	5,000		--	2.05	5/3/2011	36,000	506,880	--	--
	5,000			1.35	3/18/2012
	5,000			1.195	3/3/2013
	5,000			2.32	3/8/2014
	5,000			3.41	3/8/2015
	120,000			2.89	10/3/2012
	120,000			2.40	11/18/2012
		120,000 (1)		2.40	11/18/2012

Jon C. Biro	10,000		--	1.45	2/18/2012	15,000	211,2000	--	--
	10,000			1.27	12/19/2012
	46,000			2.49	1/28/2011
	42,000			2.40	11/11/2015

Stephen E. Barkmann	16,250		--	5.40	5/3/2013	36,000	506,880	--	--
		48,750 (2)		5.40	5/3/2013
		20,000 (3)		2.45	5/25/2015
	10,000			2.39	8/9/2014
		10,000 (4)		2.39	8/9/2014

Dario E. Masutti	5,000		--	1.45	2/18/2012	24,000	337,920	--	--
	25,000			1.27	2/19/2012
	32,000			2.39	8/9/2014
		8,000 (5)		2.39	8/9/2014
	12,000			2.45	5/25/2015
		8,000 (6)		2.45	5/25/2015
	8,750			4.79	6/15/2013
		26,250 (7)		4.79	6/15/2013

Derek R. Bristow	6,000		--	2.39	8/9/2014	20,000	281,600	--	--
		6,000 (8)		2.39	8/9/2014
	6,000			2.45	5/25/2015
		12,000 (9)		2.45	5/25/2015
	10,000			4.79	6/15/2013
		30,000 (10)		4.79	6/15/2013

Bradley T. Leuschner	5,000		--	1.45	2/18/2012	3,000	42,240	--	--
	10,000			3.03	12/1/2014
	20,000			2.40	11/18/2015

__________________

(1)	The stock options vested on December 15, 2007.
(2)	The stock options vest ratably over a three-year period commencing on May 3, 2008.
(3)	The stock options vest ratably over a two-year period commencing on May 25, 2008.
(4)	The stock options vest on August 9, 2008.
(5)	The stock options vest on August 9, 2008.
(6)	The stock options vest ratably over a two-year period commencing on May 25, 2008.
(7)	The stock options vest ratably over a three-year period commencing on June 15, 2008.
(8)	The stock options vest on August 9, 2008.
(9)	The stock options vest ratably over a two-year period commencing on May 25, 2008.
(10)	The stock options vest ratably over a three-year period commencing on June 15, 2008.
(11)	Based on the closing market price of $14.08 as of September 28, 2007, the last trading day of September 2007. Restricted shares will fully vest three years after the date of award.

Option Exercises and Stock Vested

The following table provides information on the stock option and restricted share awards that vested during Fiscal Year 2007.

Option Exercises and Stock Vested During Fiscal Year 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A. John Knapp, Jr.	---	---	---	---
Jon C. Biro(1)	130,000	975,249	---	---
Stephen E. Barkmann(2)	46,250	238,511	---	---
Dario E. Masutti(3)	30,000	173,100	---	---
Derek R. Bristow(4)	51,000	307,614	---	---
Bradley T. Leuschner(5)	15,000	95,600	---	---

__________________

(1)
Mr. Biro exercised 4,256 stock options on April 16, 2007, with an exercise price of $1.75 and market price of $6.877; 15,000 stock options on April 17, 2007, with an exercise price of $1.75 and market price of $6.99; 30,744 stock options on June 4, 2007, with an exercise price of $1.75 and market price of $8.90; 25,000 stock options on August 22, 2007, with an exercise price of $2.49 and market price of $10.10; 10,000 stock options on August 23, 2007, with an exercise price of $2.49 and market price of $10.34; 14,000 stock options on August 24, 2007, with an exercise price of $2.49 and market price of $10.55; 6,000 stock options on August 22, 2007, with an exercise price of $2.49 and market price of $10.75; 2,473 stock options on August 22, 2007, with an exercise price of $2.49 and market price of $10.85; 7,527 stock options on August 22, 2007, with an exercise price of $2.49 and market price of $11.04; 5,000 stock options on August 22, 2007, with an exercise price of $2.49 and market price of $11.29 and 10,000 stock options on August 22, 2007, with an exercise price of $2.49 and market price of $11.95.

(2)
Mr. Barkmann exercised 10,000 stock options on May 31, 2007, with an exercise price of $2.39 and market price of $8.63; 20,000 stock options on May 31, 2007, with an exercise price of $2.45 and market price of $8.63; and 16,250 stock options on May 31, 2007, with an exercise price of $5.40, and market price of $8.63.

(3)	Mr. Masutti exercised 30,000 stock options on April 17, 2007, with an exercise price of $1.27 and market price of $7.04.
(4)
Mr. Bristow exercised 20,000 stock options on May 23, 2007, with an exercise price of $1.27 and market price of $8.03; 1,000 stock options on May 23, 2007, with an exercise price of $1.45 and market price of 8.03; 18,000 stock options on May 24, 2007, with an exercise price of $2.39 and market price of $7.94; and 12,000 stock options on May 24, 2007, with an exercise price of $2.45 and market price of $7.94.

(5)
Mr. Leuschner exercised 5,000 stock options on May 24, 2007, with an exercise price of $1.75 and market price of $8.00; and 10,000 stock options on May 29, 2007, with an exercise price of $1.75 and market price of $8.19.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this proxy statement, or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) off Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
David E. K. Frischkorn, Jr., Chairman Eric O. English
John F. Gibson
Warren W. Wilder

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Gaubert (Chairman), Barmore, Frischkorn and McCord.  The Board of Directors has determined that each member of the Audit Committee is independent, as defined in Rule 4200(a) of the NASDAQ and as set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.  In addition, the Board of Directors has determined that Messrs. Gaubert, Frischkorn, and Barmore each qualify as an "audit committee financial expert" (as defined in the rules of the SEC).  All current members of the Audit Committee are able to read and understand fundamental financial statements, and none has participated in the preparation of financial statements of the Company or its subsidiaries during the past three years.

The Audit Committee’s responsibilities include the appointment, compensation and retention of the Company’s independent registered public accounting firm, as well as review of the professional services provided by the Company’s independent registered public accounting firm and the independence of such accountants from management of the Company.  The Audit Committee’s responsibilities also include review, appraisal and oversight with regard to: the performance of the Company’s internal audit function; the preparation of the Company’s quarterly and annual financial statements; the Company’s accounting and financial reporting process and internal control system (including oversight with respect to management’s documentation, testing and evaluation of the Company’s internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations); and policies and procedures relating to legal compliance and ethics.  The Audit Committee also reviews such other matters with respect to the Company’s accounting, auditing and financial reporting practices and procedures as it may find appropriate, or as may be brought to its attention.

During the course of the Fiscal Year 2007, management updated documentation, and conducted testing and evaluation of the Company’s internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.  The Audit Committee reviewed the progress of the documentation, testing and evaluation, and provided oversight during the process.  The Audit Committee received periodic updates from each of management, internal audit, and PricewaterhouseCoopers LLP.  At the conclusion of the process, the Audit Committee reviewed and discussed management’s report on the effectiveness of the Company’s internal control over financial reporting and the related attestation report of PricewaterhouseCoopers.  The Audit Committee must also discuss with management and the Company’s independent registered public accounting firm certain matters including the Company’s annual and quarterly financial statements; the Company’s financial reporting process and internal control system; the Company’s significant accounting and financial reporting principles, practices and procedures; and such other matters with respect to the Company’s accounting, auditing and financial reporting practices and procedures as it may find appropriate, or as may be brought to the Audit Committee’s attention.

The Audit Committee’s Charter can be found on the Company’s website located at www.icopolymers.com.  The Charter provides further information regarding the Audit Committee and its authority, responsibility and duties.

In connection with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, the Audit Committee:

(i)	reviewed and discussed the audited financial statements with the Company’s management, internal audit, and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm;

(ii)
discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Public Company Accounting Oversight Board auditing standards, including the matters required to be discussed by SAS 61 (as modified or supplemented);

(iii)
received and discussed with PricewaterhouseCoopers LLP the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented);

(iv)
discussed with the Company’s management and PricewaterhouseCoopers LLP the process used for the Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and other periodic filings with the SEC; and

(v)	discussed with PricewaterhouseCoopers LLP its independence (including reviewing the non-audit services provided to the Company by PricewaterhouseCoopers LLP).

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and permissible non-audit services (including the fees and terms of these services) to be performed for the Company by the independent registered public accounting firm, subject to the requirements of applicable law.  In addition to pre-approving specific services as the needs for such services arise, the Audit Committee has adopted and implemented a formal pre-approval policy with procedures for pre-approving audit and other fees (which procedures are sufficiently detailed as to the particular service such that they do not constitute a delegation of the Audit Committee’s authority to management).  Details regarding the fees paid to PricewaterhouseCoopers LLP for audit services, audit-related services, tax services and all other services in the Fiscal Year 2007 are set forth under the caption “Independent Registered Public Accounting Firms and Services” below.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the SEC.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States.  The independent registered public accounting firm is responsible for expressing an opinion on those financial statements.  Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing.  Therefore, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.

The Audit Committee meets regularly with management and the independent registered public accounting firm, and receives the communications described above.  The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.  However, this oversight does not provide the Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

AUDIT COMMITTEE
Daniel R. Gaubert, Chairman
Gregory T. Barmore
David E. K. Frischkorn, Jr.
Charles T. McCord, III

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of January 15, 2008 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock (ii) each director and nominee for director, (iii) each Named Executive Officer and other select executive officers of the Company and (iv) all directors, director nominees and Named Executive Officers as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of SharesBeneficially Owned(2)

Principal Shareholder(s)
Bear Stearns Asset Management Inc.	2,786,831	(3)	10.2%

Directors
A. John Knapp, Jr.	1,354,147	(4)	4.9%
Charles T. McCord, III	594,914	(5)	2.2%
Jon C. Biro	25,601	(6)	*
Gregory T. Barmore	210,000	(7)	*
David E.K. Frischkorn, Jr.	46,000	(8)	*
John F. Gibson	25,000	(9)	*
Eric O. English	20,000	(10)	*
Daniel R. Gaubert	10,000	(11)	*
Warren W. Wilder	10,000	(12)	*
Max W. Kloesel	60,903	(13)	*

Director Nominee
Kumar Shah	--	(14)	*

Executive Officers Who Are Not Directors
Stephen E. Barkmann	82,111	(15)	*
Dario E. Masutti	106,750	(16)	*
Bradley T. Leuschner	57,949	(17)	*
Derek R. Bristow	20,000	(18)	*
D. Eric Parsons	62,519	(19)	*
Charlotte Fischer Ewart	37,183	(20)	*

All directors, director nominees and executive officers as a group (17 persons)	2,723,077		9.7%

____________

*       Indicates ownership does not exceed 1.0%.

(1)	The address for each of the Company’s directors and Named Executive Officers is 1811 Bering Drive, Suite 200, Houston, Texas 77057.
(2)
The percentage of shares beneficially owned was calculated based on 27,347,998 shares of Common Stock outstanding as of January 15, 2007. The percentage assumes the exercise by the shareholder named in each row of all stock options for the purchase of Common Stock held by such shareholder and exercisable currently or within 60 days.

(3)
The information concerning Bear Stearns Asset Management Inc. is based solely on the information provided in its Schedule 13G filed with the SEC on September 30, 2007. Bear Stearns Asset Management Inc.’s address is 237 Park Avenue, New York, New York 10017.

(4)
Includes 25,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the Director Plan; 360,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 2007 Employee Plan (f/k/a the ICO, Inc.1998 Stock Option Plan); 107,476 shares held of record by Mr. Knapp, which includes 36,000 shares of restricted Common Stock; 480,443 shares held of record by an IRA controlled by Mr. Knapp; 1,073 equivalent shares held in the unitized stock fund in the Company’s 401(k) Plan; 10,000 shares held of record by Mr. Knapp’s spouse; 278,655 shares held of record by Andover Group, Inc., of which Mr. Knapp is the President and has voting and investment control; 39,500 shares held of record by Andover Real Estate Service, Inc., of which Mr. Knapp is the President and has voting and investment control; 42,000 shares held of record by the Knapp Children’s Trust, of which Mr. Knapp is a trustee, and 10,000 shares held of record by the Lykes Knapp Family Foundation, of which Mr. Knapp has voting and investment control.  Mr. Knapp disclaims beneficial ownership of the 42,000 shares held of record by the Knapp Children’s Trust.

(5)
Includes 35,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the Director Plan; 533,448 shares held of record by Mr. McCord; 26,466 shares held of record by ETM, Inc., of which Mr. McCord serves as a Vice President and Director and shares investment control.  Mr. McCord’s two adult children are the sole shareholders of ETM, Inc.

(6)
Includes 25,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 1994 Employee Stock Option Plan and the 2007 Employee Plan; and 601 equivalent shares of Common Stock held in the unitized stock fund in the Company’s 401(k) Plan.  Mr. Biro resigned as a director and the CFO of the Company effective January 11, 2008.

(7)	Includes 130,000 shares held of record by Mr. Barmore and 80,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the Director Plan.
(8)
Includes 5,000 shares held of record by Mr. Frischkorn; 5,000 shares held of record in an IRA controlled by Mr. Frischkorn; 30,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the Company’s 1993 Director Plan; 3,000 shares held of record by the 1987 Present Interest Trust for Anne Eloise Frischkorn, the daughter of Mr. Frischkorn and of which Mr. Frischkorn is the trustee; and 3,000 shares held of record by the 1987 Present Interest Trust for David Frischkorn, III, the son of Mr. Frischkorn and of which Mr. Frischkorn is the trustee.  Mr. Frischkorn disclaims beneficial ownership of any securities held by either of the two referenced trusts.

(9)	Consists of 25,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the Director Plan.
(10)	Consists of 20,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the Director Plan.
(11)	Consists of 10,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the Director Plan.
(12)	Consists of 10,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the Director Plan.
(13)	Includes 28,000 shares held of record by Mr. Kloesel and 32,903 equivalent shares of Common Stock held in the unitized stock fund in the Company’s 401(k) Plan.
(14)	Mr. Shah’s address is 412 East 50th Street, New York, New York 10022.
(15)
Includes 36,000 shares of restricted Common Stock held of record by Mr. Barkmann; 19,861 equivalent shares of Common Stock held in the unitized stock fund in the Company’s 401(k) Plan and 26,250 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 2007 Employee Plan.

(16)
Includes 24,000 shares of restricted Common Stock held of record by Mr. Masutti and 82,750 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 1994 Employee Plan, the 1995 Employee Plan, the 1996 Employee Plan and the 2007 Employee Plan.

(17)
Includes 9,000 shares of restricted Common Stock and 430 shares of Common Stock held of record by Mr. Leuschner; 35,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 1996 Employee Plan and the 2007 Employee Plan; and 13,519 equivalent shares of Common Stock held in the unitized stock fund in the Company’s 401(k) Plan.

(18)	Includes 20,000 shares of restricted Common Stock held of record by Mr. Bristow.
(19)
Includes 16,000 shares of restricted Common Stock held of record by Mr. Parsons; 21,019 equivalent shares of Common Stock held in the unitized stock fund in Company’s 401(k) Plan; and 25,500 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 1996 Employee Plan and the 2007 Employee Plan.

(20)
Includes 5,000 shares held of record by Ms. Ewart, which includes 3,000 shares of restricted Common Stock; 500 shares held of record by Ms. Ewart’s spouse; 11,683 equivalent shares of Common Stock held in the unitized stock fund in the Company’s 401(k) Plan and 20,000 shares that may be acquired currently or within 60 days upon exercise of stock options awarded under the 1994 Employee Plan, 1996 Employee Plan and the 2007 Employee Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and reports of changes in ownership of such with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the relevant filing requirements, during the year ended September 30, 2007, all Section 16(a) reporting requirements applicable to the Company’s officers, directors and greater than 10% shareholders were timely met, except that on one occasion Bradley T. Leuschner did not timely file a Form 4 to report the sale of shares of Common Stock he held in the Company’s 401(k) Plan.  The transaction was subsequently reported to the SEC on Form 4 within four days of the date of sale.

PROPOSAL 2

PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT
OF THE FOURTH AMENDED AND RESTATED 1993 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS OF ICO, INC.

On January 23, 2008, the Board of Directors approved the amendment and restatement of the Fourth Amended and Restated 1993 Stock Option Plan for Non-Employee Directors of ICO, Inc. (the “Director Plan” as defined above), and recommended that the Director Plan, as so amended and restated, in the form filed herewith as Exhibit 10.1, be submitted to the shareholders of the Company for approval at the Annual Meeting.  The Director Plan was originally approved by the shareholders of the Company at the 1993 Annual Meeting of Shareholders.  The shareholders of the Company subsequently approved the amendment and restatement of the Director Plan in 1996, 1999, 2001 and 2005.  Currently, the Director Plan provides for automatic and discretionary award of non-qualified stock option to non-employee directors to purchase shares of Common Stock.  The maximum number of shares that may be issued pursuant to stock options awarded under the Director Plan is 410,000.  As of January 24, 2008, stock options to purchase a total of 165,000 shares of Common Stock were outstanding and stock options to purchase 184,000 shares of Common Stock were available for award under the Director Plan.  The termination date of the Director Plan is currently January 8, 2009.  The Fourth Amended and Restated 1993 Stock Option Plan for Non-Employee Directors of ICO, Inc. is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q that was filed with the SEC on August 7, 2006.

The Director Plan, as proposed to be amended and restated:  (i) changes the name of the Director Plan from the “Fourth Amended and Restated 1993 Stock Option Plan for Non-Employee Directors of ICO, Inc.” to the “2008 Equity Incentive Plan for Non-Employee Directors of ICO, Inc.”; (ii) adds provisions providing for discretionary awards of restricted shares of Common Stock; (iii) eliminates the automatic award of 5,000 stock options to non-employee directors on the first business day after the date of each annual meeting of shareholders (and on the date when a non-employee director is first elected or appointed if other than at an annual meeting of shareholders); (iv) adds provisions relating to changes-in-control of the Company; (v) extends the termination date of the Director Plan from January 8, 2009 to January 23, 2018 and (vi) conforms certain definitions and administrative and other provisions with those of the Second Amended and Restated ICO, Inc. 2007 Equity Incentive Plan (the “2007 Employee Plan” as defined above).

Under the requirements of the NASDAQ Global Market™, shareholder approval of the amendment and restatement of the Director Plan is required because of the nature of some of the proposed amendments.  Accordingly, the Board of Directors is seeking the approval of the amendment and restatement of the Director Plan by the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting.  Proxies will be voted for or against the proposal in accordance with the specification marked thereon, and, if no specification is made, will be voted in favor of the proposal (except in the case of a broker non-vote).

The Director Plan is the only stock-based incentive compensation plan of the Company that provides for awards to non-employee directors.  If this proposal is approved by the shareholders, the Director Plan, as amended and restated, will, notably, constitute the Company’s first equity plan providing for awards of restricted shares to non-employee directors.

The following summary of the material features of the Director Plan, as proposed to be amended and restated, is qualified in its entirety by reference to the copy of the plan (as proposed to be amended and restated) filed as Exhibit 10.1 to this proxy statement.

Purpose of the Amendments

The Board of Directors believes that it has been able to attract, motivate and retain highly qualified individuals to serve as both employees and as non-employee members of the Board in part through the use of equity compensation awards.  Equity compensation aligns the recipients with the interests of the shareholders, and ties a portion of both employee and non-employee director compensation directly to shareholder value because the value of such awards depends on the appreciation of the shares of Common Stock.  The Board of Directors also believes that the ability to award restricted shares to non-employee directors is a favorable method for the Company to compensate such individuals for past contributions to the Company’s success, as well as for anticipated contributions in the future.

As noted in the Compensation Discussion and Analysis section above, prior to Fiscal Year 2007, equity compensation awards to employees were exclusively in the form of stock options, as the Company’s employee equity compensation plans did not allow for restricted share awards.  In Fiscal Year 2007, the Company’s 2007 Employee Plan was amended to allow for restricted share awards, and during Fiscal Year 2007 equity compensation awards to the Named Executive Officers were exclusively in the form of restricted shares.  The Board of Directors believes that stock options and restricted shares are both excellent tools for long-term compensation and shareholder alignment, but the Board currently prefers to award restricted shares, in part because restricted share awards result in less dilution to the shareholders.  The Compensation Committee’s current informal policy is to award restricted shares, rather than stock options, to the Company’s key employees.  Consistent with this policy, one of the primary purposes of the proposed amendment and restatement is to enable the Board to make annual equity compensation awards in the form of restricted shares, rather than stock options, to the non-employee directors.

In addition, the Board of Directors believes that it is important to add change-in-control provisions to the Director Plan in order to increase the attractiveness of the stock options and restricted shares awarded thereunder and to conform the employee and non-employee equity compensation plans.  Finally, the Board of Directors believes that conforming certain definitions and administrative and other provisions of the Director Plan with those of 2007 Employee Plan, will serve to increase the efficiency with which the Company’s stock-based incentive plans are administered.

Accordingly, the Board of Directors approved the amendment and restatement of the Director Plan to enhance the Company’s ability to offer long-term compensation to its non-employee directors and to effect other necessary changes.

Administration

A committee comprised of members of the Board of Directors who are not employees or officers of the Company or its subsidiaries (“Committee”) currently administers the Director Plan, has sole authority to select non-employee directors to whom stock options may be awarded and determines the vesting and other terms of the agreements representing such stock options.  In practice, however, the one discretionary award of stock options under the Director Plan was approved by the full Board of Directors.  Under the Director Plan, as proposed to be amended and restated, the Committee will expand to include the full Board of Directors.  The Board of Directors, acting as the Committee under the Plan, will have expanded authority to award restricted shares to non-employee directors and to determine the vesting and other terms of the agreements representing such restricted shares.

As noted above, the Director Plan, as proposed to be amended and restated, includes several definition and administrative and other changes designed to conform certain provisions of the Director Plan with those of the 2007 Employee Plan.  These changes are intended to facilitate the Company’s administration of its stock-based incentive plans.  The majority of these changes are administrative in nature and non-substantive.  However, a number of more material changes are proposed, including the following:

•
The definition of “fair market value” of a share of Common Stock has been amended to reflect the last sale price reported on the NASDAQ Global Market™ on a specified date as opposed to the closing price on the business day immediately preceding a specified date.  This amendment has been made to conform the two plans, although both definitions are reasonable.

•
The time period in which a non-employee director must exercise an exercisable stock option after his or her termination of service (“Post-Service Exercise Deadline”) as a director (other than as specified in the applicable stock option agreement) has been expanded from 30 days following the date of termination to three months following the first business date after termination.

Shareholders are encouraged to review carefully the Director Plan, as proposed to be amended and restated.

Stock Options

Stock options may be awarded alone or in addition to restricted share awards.  All stock options awarded under the Director Plan are non-qualified stock options.  The exercise price of stock options awarded under the Director Plan is determined by the Committee, but the exercise price shall not be less than the “fair market value” of the Common Stock (defined in the Director Plan – see proposed revisions to the definition described above) on the date the stock option is awarded.  Each stock option expires on the earlier of the Post-Service Exercise Deadline, the termination date specified in the agreement awarding the stock option or the tenth anniversary of the date of the stock option award.  Stock options generally are not transferable other than by will or the laws of descent or distribution.  Shares covered by awards of stock options under the Director Plan may be issued by the Company from authorized and unissued stock or from shares previously issued and reacquired by the Company.  In the event that previously awarded stock options terminate or expire, new stock options may be awarded covering the same shares of Common Stock.

The Director Plan currently provides for an automatic award to non-employee directors of 5,000 stock options on the first business day after the date of each annual meeting of shareholders (and on the date when a non-employee director is first elected or appointed if other than at an annual meeting of shareholders), with such options vesting six months and one day after the award date.  The Director Plan, as proposed to be amended and restated, eliminates the annual automatic stock option awards to non-employee directors.  Discretionary awards of non-qualified stock options, however, will continue to be permitted.  Discretionary non-qualified stock options are subject to the vesting period, if any, set forth in the agreement awarding such options.

Restricted Shares

The Director Plan currently does not provide for awards of restricted shares.  As proposed to be amended and restated, the Director Plan provides for the award of restricted shares, which are subject to a vesting period and/or certain performance measures designated by the Board of Directors.  The period of time in which a vesting period and/or a performance measure has not been satisfied is referred to as a “restricted period.”  Restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the restricted period applicable to each particular award of restricted shares.  The restricted period for each award of restricted shares will be for a period of between six months and ten years, as determined by the Board of Directors.  Holders of restricted shares have all the rights of a shareholder of the Company.  Holders may receive dividends on and vote their restricted shares.  Restricted shares may be awarded alone or in addition to stock options.

The Director Plan, as proposed to be amended and restated, provides only for discretionary awards of restricted shares.  However, in place of the automatic awards of 5,000 stock options (which will be eliminated by the proposed amendments), the Board of Directors intends to award each non-employee director an annual award of restricted shares, soon after each annual meeting of shareholders (and on the date when a non-employee director is first elected or appointed if other than at an annual meeting of shareholders).  Such restricted shares would have a vesting period of at least six months from the date of award of such restricted shares.  The Board has not yet determined the terms of the proposed annual award of restricted shares to non-employee directors for Fiscal Year 2008.  Discretionary awards of restricted shares are subject to any restrictions set forth in each agreement awarding such shares to a non-employee director.  The Board of Directors expects to make a discretionary award of restricted shares in Fiscal Year 2008 to its Chairman, Gregory T. Barmore, but has not yet determined the terms or amount of such award.

Amendment and Termination

The Board of Directors may amend, modify, suspend or terminate the Director Plan at any time, except that it may not make any amendment without the approval of the Company’s shareholders which would (i) increase the maximum number of shares of Common Stock that may be issued pursuant to the provisions of the Director Plan, (ii) increase the benefit accruing to non-employee directors to whom stock options or restricted shares have been awarded or (iii) modify the eligibility requirements for participation in the Director Plan.

Recapitalization and Change-in-control

The Director Plan includes customary provisions providing for proportionate adjustments in the number of shares subject to outstanding stock options and the stock option exercise prices in the event of stock dividends, stock splits and other events.

The Director Plan, as proposed to be amended and restated, adds provisions related to changes-in-control (as defined in the Director Plan) of the Company.  In the event of a change-in-control of the Company, and the acquiring corporation does not assume the outstanding stock options and restricted shares or substitute new awards therfor or unless otherwise provided for by the Committee at the time of award, any stock option that is not then vested and exercisable will become fully vested and exercisable and any restrictions on shares of restricted stock will lapse at least ten days prior to the proposed change-in-control.

Tax Effects of Participation in the Director Plan

The discussion below summarizes the expected U.S. federal income tax treatment of stock options and restricted shares that may be awarded under the Director Plan, as proposed to be amended and restated, under currently applicable laws and regulations.  It is only a summary of the effect of U.S. federal income taxation upon recipients of such awards and the Company with respect to the award and exercise of such awards under the Director Plan, as proposed to be amended and restated.  It does not purport to be complete, and does not discuss the tax consequences arising in the context of a recipient’s death or the income tax laws of any municipality, state or foreign county in which the recipient’s income or gain may be taxable.

Stock Options.  Under the Director Plan, only nonqualified stock options may be awarded, which do not qualify for any special federal income tax treatment.  As a general rule, no federal income tax is imposed on the optionee upon the award of a nonqualified stock option and the Company is not entitled to a tax deduction by reason of such award.  Upon the exercise of a nonqualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the stock option price paid for such shares, with the Company entitled to a corresponding deduction.

Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (option price plus any ordinary income recognized) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.  However, the Company will not be entitled to any deduction in connection with any loss to the optionee or a portion of any gain that is taxable to the optionee as short-term or long-term gain.

Restricted Shares.  A recipient generally does not recognize taxable income on the award of restricted shares, but does recognize ordinary income on the vesting date, or the date the recipient’s interest in the shares of Common Stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date.  Any dividends paid on the restricted shares before the vesting date are also taxable as compensation income upon receipt.

A recipient of restricted shares may elect to recognize income upon the award of restricted shares, rather than when the recipient’s interest is freely transferable and no longer subject to a substantial risk of forfeiture, equal to the fair market value of the shares on the date of award.  If the recipient makes this election, dividends paid with respect to the restricted shares that are paid currently (rather than held subject to forfeiture) are not treated as compensation.  Instead, these dividends are treated as dividend income, and the recipient will recognize additional income when the restrictions applicable to the restricted shares lapse.  The recipient will not be entitled to any deduction, if after making this election, he or she forfeits any of the restricted shares.  If restricted shares are forfeited after this election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the shares.  The recipient may, however, be entitle to receive a capital loss deduction upon forfeiture.

Withholding.  The Company retains the right to deduct or withhold, or require the recipient to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, required by law or regulation to be withheld with respect to any taxable event resulting under the Director Plan.

Change-in-control and Excess Parachute Payments.  The accelerated vesting of stock options or restricted shares upon a change-in-control could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended).  Such payments are subject to a 20% excise tax imposed on the participant.  The Company cannot deduct excess parachute payments.

Director Plan Benefits

The Board of Directors intends to award restricted shares to each non-employee director soon after the date of each annual meeting of shareholders (and on the date when a non-employee director is first elected or appointed if other than at an annual meeting of shareholders), including the Annual Meeting.  The Board of Directors also intends to make an award of restricted shares in Fiscal Year 2008 to its Chairman, Gregory T. Barmore.  These annual restricted share awards and all other grants and awards under the Director Plan will be subject to the discretion of the Board of Directors.  The terms of the Fiscal Year 2008 restricted share awards that will be made if the shareholders approve the amendment and restatement of the Director Plan have not yet been determined.  Information with respect to stock option awards under the Director Plan to non-employee directors for FY 2007 is included in the Director Summary Compensation Table on page 10.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL
TO AMEND AND RESTATE THE FOURTH AMENDED AND RESTATED 1993 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS OF ICO, INC.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the Fiscal Year 2008.  At the Annual Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP.  The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.  PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 1981.

A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and such representatives are expected to be available to respond to appropriate questions at the Annual Meeting.

The Audit Committee pre-approves all services provided by the Company’s independent registered public accounting firm to the Company and its subsidiaries.  The following table sets forth fees billed to the Company by PricewaterhouseCoopers LLP for the Fiscal Years 2006 and 2007:

Fees	2007	2006

Audit Fees(1)	$1,150,000	$1,225,000
Tax Fees(2)	2,000	34,000
All Other Fees(3)	–	---
Total	$1,152,000	$1,259,000

__________________

(1)
Audit Fees.  Audit fees consist primarily of the audit and quarterly reviews of the financial statements, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.  Audit fees also include fees for procedures including information systems reviews and testing performed in order to understand and place reliance on the system of internal control, and procedures to support the independent registered public accounting firm’s report on management’s report on internal controls for financial reporting consistent with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax Fees. Tax fees include professional services provided for tax compliance, tax advice, and tax planning.
(3)	All Other Fees. The Company paid no other fees to PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934, as amended, to be presented at the Company’s 2009 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy related to such meeting, such proposals must be submitted to the Corporate Secretary of the Company at the Company’s principal executive offices not later than September 30, 2008.  Shareholder proposals should be submitted to the Corporate Secretary of the Company at:  ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057, Attention: Corporate Secretary.

If a shareholder desires to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8 of the Securities and Exchange Act of 1934, as amended, the shareholder must follow the procedures set forth in the Company’s Amended and Restated Bylaws.  The Company’s Amended and Restated Bylaws provide generally that shareholders who wish to nominate directors or to bring business before an annual meeting must notify the Company at the Company’s principal executive office and provide certain pertinent information at least 90 but no more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.  Therefore, shareholders who wish to nominate directors or to bring business before the 2009 Annual Meeting of Shareholders must notify the Company, in the form required by the Company’s Amended and Restated Bylaws, no later than December 12, 2008.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports with the SEC. You may read and copy such reports, statements and other information that is contained in the SEC’s public reference rooms located in Washington, D.C., New York, New York, and Chicago, Illinois.  Please call the SEC at 1 (800) 732-0330 for further information.  The Company’s public filings are also available from commercial document retrieval services and via the SEC’s Internet website located at www.sec.gov.

As allowed by the SEC rules, the Company can “incorporate by reference” certain information into this document, which means it can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this document, except for any information that contradicts information contained directly in this document, or in later filed documents incorporated by reference in this proxy statement.

This proxy statement incorporates by reference the Annual Report on Form 10-K for the Fiscal Year 2007 (“Form 10-K”), which the Company has previously filed with the SEC.  That document contains important information about the Company and its financial condition that is not included in this proxy statement.  You may obtain the Form 10-K from the SEC’s website described above, or directly from the Company, without charge, by written request to the Office of the General Counsel, ICO, Inc., 1811 Bering Drive, Suite 200, Houston, Texas 77057 or by telephone at 1 (713) 351-4100.

If you would like to request additional copies of this document or any of the documents incorporated by reference, please do so at least five business days before the date of the 2008 Annual Meeting in order to receive timely delivery of such documents.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares of Common Stock at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 24, 2008. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and you should not assume that the mailing of this document creates any implication to the contrary.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Annual Meeting and does not know of other matters to be presented for action at the Annual Meeting.  However, if any other matter does properly come before the Annual Meeting, or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Annual Meeting.  Regardless of whether you plan to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy, or vote by telephone or the Internet as described above.

By Order of the Board of Directors

/s/ Gregory T. Barmore	/s/ A. John Knapp, Jr.
Gregory T. Barmore	A. John Knapp, Jr.
Chairman of the Board	President and Chief Executive Officer

Houston, Texas
January 25, 2008

Proxy — ICO, INC.

This Proxy is solicited on behalf of the Board of Directors

ANNUAL MEETING OF SHAREHOLDERS – MARCH 11, 2008

The undersigned hereby appoints A. John Knapp, Jr. and Bradley T. Leuschner, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of ICO, Inc. to be held in Houston, Texas on March 11, 2008 (the “Annual Meeting”), and any adjournment of the Annual Meeting, on the matters specified on reverse side, and in their discretion with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and a Proxy Statement for the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN.  IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR THE NOMINEES AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

Annual Meeting Proxy Card

A. Proposals  — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 – Daniel R. Gaubert	☐	☐	02 – Warren W. Wilder	☐	☐	03 – Kumar Shah	☐	☐

The terms of nominees Daniel R. Gaubert, Warren W. Wilder and Kumar Shah are set to expire at the Annual Meeting of Shareholders to be held in 2011.

	For	Against	Abstain
2. Approval of the amendments to and restatement of the FourthAmended and Restated 1993 Stock Option Plan for Non-Employee Directors of ICO, Inc.	☐	☐	☐

	For	Against	Abstain
3. Ratification of the appointment of PricewaterhouseCoopers LLPas the independent registered public accounting firm of ICO, Inc.for the fiscal year ending September 30, 2008.	☐	☐	☐

4.  WITH DISCRETIONARY AUTHORITY WITH RESPECT TO ALL OTHER MATTERS
     WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

B. Non-Voting Items
Change of Address ― Please print new address below.
Meeting Attendance Mark box to the right if You plan to attend the Annual Meeting	☐

C. Authorized Signatures ― This section must be completed for your vote to be counted. ― Date and Sign Below
INSTRUCTIONS:  This proxy, signed and dated, must be returned for your shares to be represented at the Annual Meeting.  To vote, please mark the appropriate box for each proposal in blue or black ink, date and sign this proxy exactly as your name appears hereon.  If stock is held jointly, signature should include both names.  Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title.

Date (mm/dd/yyyy) ― Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 ― Please keep signature with the box.
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